UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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TWITTER, INC.

(Name of Registrant as Specified In Its Charter)

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Proxy Statement Notice of 2017 Annual Meeting of Stockholders May 22, 2017 ◾ SAN FRANCISCO

TWITTER, INC.

1355 MARKET STREET, SUITE 900

SAN FRANCISCO, CALIFORNIA 94103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on Monday, May 22, 2017

Dear Stockholders of Twitter, Inc.:

The 2017 annual meeting of stockholders (the “Annual Meeting”) of Twitter, Inc., a Delaware corporation (“Twitter”), will be held on Monday, May 22, 2017 at 10:00 a.m. Pacific Time, at Twitter’s San Francisco offices located at 1355 Market Street, San Francisco, California 94103, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect three Class I directors to serve until our 2020 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve, on an advisory basis, the compensation of our named executive officers (“Say-on-Pay”);

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017;

4.	To consider a stockholder proposal regarding a report on users owning the Twitter platform, if properly presented at the Annual Meeting; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on March 30, 2017 as the record date (the “Record Date”) for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

This proxy statement and our annual report can be accessed directly at the following Internet address:

http://www.viewproxy.com/Twitter/2017. You will be asked to enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Twitter and look forward to either greeting you in person at the Annual Meeting or receiving your proxy.

By order of the Board of Directors,

Jack Dorsey

Chief Executive Officer and Director

San Francisco, California

April 7, 2017

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ii	TWITTER, INC. / 2017 Proxy Statement

PROXY STATEMENT

FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

TWITTER, INC.

PROXY STATEMENT

FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on Monday, May 22, 2017

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2017 annual meeting of stockholders of Twitter, Inc., a Delaware corporation (“Twitter”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Monday, May 22, 2017 at 10:00 a.m. Pacific Time, at Twitter’s San Francisco offices located at 1355 Market Street, San Francisco, California 94103. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 7, 2017 to all stockholders entitled to vote at the Annual Meeting.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on and how does the board of directors recommend that I vote?

PROPOSAL	TWITTER BOARD OF DIRECTORS VOTING RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
(Proposal No. 1) The election of three Class I directors to serve until our 2020 annual meeting of stockholders and until their successors are duly elected and qualified.	FOR each nominee	25
(Proposal No. 2) The approval, on an advisory basis, of the compensation of our named executive officers (“Say-on-Pay”).	FOR	27
(Proposal No. 3) Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.	FOR	28
(Proposal No. 4) A stockholder proposal regarding a report on users owning the Twitter platform.	AGAINST	31

Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. You may be asked to consider any other business that properly comes before the Annual Meeting.

Who is entitled to vote?

Holders of our common stock as of the close of business on March 30, 2017, the date our board of directors has set as the record date (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 729,753,976 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the Record Date. We do not have cumulative voting rights for the election of directors.

Stockholders of Record

If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders

If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

How many votes are needed for approval of each proposal?

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
(Proposal No. 1) The election of three Class I directors to serve until our 2020 annual meeting of stockholders and until their successors are duly elected and qualified.

Our amended and restated bylaws (the “Bylaws”) provide for majority voting and our Corporate Governance Guidelines set forth the related director resignation policy for our director nominees. Our Bylaws state that to be elected in an uncontested election, a nominee must receive a majority of the votes cast with respect to such nominee (e.g., the number of shares voted “For” a nominee must exceed the number of shares voted “Against” for that nominee). Under our Corporate Governance Guidelines, each nominee submits, in advance of their nomination, an irrevocable resignation that will become effective if (i) the nominee fails to receive the required vote at the Annual Meeting and (ii) the board of directors accepts the resignation. The nominating and corporate governance committee promptly considers whether to accept the resignation of any nominee who fails to receive the required number of votes for election and submits such recommendation for consideration by the board of directors. In deciding whether to accept or reject the resignation, the nominating and corporate governance committee and the board of directors will consider any factors they deem relevant. Any nominee who tenders his or her resignation pursuant to our Corporate Governance Guidelines may not participate in the nominating and corporate governance committee recommendation or board of directors action regarding whether to accept the resignation offer.

Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

(Proposal No. 2) The approval, on an advisory basis, of the Say-on-Pay.

The affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon.

Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Because this proposal is an advisory vote, the result will not be binding on our board of directors or our company. Our board of directors and our compensation committee will consider the outcome of the vote when determining compensation decisions for our named executive officers.

(Proposal No. 3) Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

The affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon.

Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
(Proposal No. 4) A stockholder proposal regarding a report on users owning the Twitter platform, if properly presented at the Annual Meeting.

The affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon.

Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting and conduct business under our Bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, against votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	by Internet at http:// www.AALvote.com/TWTR, 24 hours a day, seven days a week, until 11:59 p.m. on May 21, 2017 (have your Notice or proxy card in hand when you visit the website);

•	by toll-free telephone at (866) 804-9616 (have your Notice or proxy card in hand when you call);

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•	by written ballot at the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet.

However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	completing and returning a later-dated proxy card;

•	notifying the Secretary of Twitter, Inc., in writing, at Twitter, Inc., 1355 Market Street, Suite 900, San Francisco, California 94103; or

•	completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting in person?

You are invited to attend the Annual Meeting if you are a stockholder of record or a street name stockholder as of the Record Date. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport, as well as proof of share ownership. Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy.

Please note that seating is limited and we ask that you please allow ample time for check-in. Seating will begin at 9:00 a.m. and the Annual Meeting will begin at 10:00 a.m. Parking in the area is limited. Please consider using public transportation.

For security reasons, stockholders should be prepared to pass through metal detectors prior to entering the Annual Meeting. Please note that large bags and packages will not be allowed at the Annual Meeting. Persons will be subject to search.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Jack Dorsey (our Chief Executive Officer), Anthony Noto (our Chief Financial Officer and Chief Operating Officer) and Vijaya Gadde (our General Counsel and Secretary) have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 7, 2017 to all stockholders entitled to vote at the Annual Meeting.

Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and the costs of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks and other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Your broker, bank or other nominee will not have discretion to vote on the election of directors, the advisory vote on Say- on-Pay or the stockholder proposal, which are “non-routine” matters, absent direction from you.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC approved procedure called “householding.” Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive

TWITTER, INC. / 2017 Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us as follows:

Twitter, Inc.

Attention: Investor Relations

1355 Market Street, Suite 900

San Francisco, California 94103

Tel: (415) 222-9670

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2018 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 8, 2017. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Twitter, Inc.

Attention: Secretary 1355

Market Street, Suite 900

San Francisco, California 94103

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before such meeting by or at the direction of our board of directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2018 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than January 22, 2018; and

•	not later than February 21, 2018.

In the event that we hold our 2018 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before our 2018 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

•	the 90th day prior to our 2018 annual meeting of stockholders; or

•	the 10th day following the day on which public announcement of the date of 2018 annual meeting of stockholders is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Recommendation or Nomination of Director Candidates

You may recommend director candidates for consideration by our nominating and corporate governance committee if you have held one percent (1%) of the fully diluted capitalization of the company for at least twelve (12) months prior to the date of the submission of the recommendation. Any such recommendations must comply with our amended and restated certificate of incorporation, Bylaws and applicable laws, rules and regulations, should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our Bylaws, which were approved by our board of directors and stockholders in October 2013 and as most recently amended and approved by our board of directors in March 2017, is available on our website at http://investor.twitterinc.com. You may also contact our Secretary at the address set forth above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

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BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

Board of Directors and Corporate Governance

Our business affairs are managed under the direction of our board of directors, which is currently composed of ten members. All of our directors, other than Mr. Dorsey, our Chief Executive Officer, and Mr. Kordestani, our Executive Chairman, are independent within the meaning of the listing standards of the New York Stock Exchange (the “NYSE”). Our board of directors is divided into three classes of directors each serving a staggered three-year term. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of March 31, 2017, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors. Peter Fenton, a current member of our board of directors, will not be standing for re-election at the Annual Meeting. Full biographical information is below.

	CLASS	AGE	POSITION	DIRECTOR SINCE	CURRENT TERM EXPIRES	EXPIRATION OF TERM FOR WHICH NOMINATED	INDEPENDENT	AUDIT COMMITTEE	COMP. COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Directors with Terms expiring at the Annual Meeting/Nominees(1)
Omid R. Kordestani	I	53	Executive Chairman	2015	2017	2020
Marjorie Scardino(2)(L)	I	70	Director	2013	2017	2020	X
Bret Taylor(3)	I	36	Director	2016	2017	2020	X
Continuing Directors
Martha Lane Fox(4)	II	43	Director	2016	2018	—	X
David Rosenblatt(5)	II	49	Director	2010	2018	—	X
Evan Williams	II	45	Director	2007	2018	—	X
Debra Lee(6)	II	62	Director	2016	2018	—	X
Jack Dorsey	III	40	Chief Executive Officer and Director	2007	2019	—
Hugh Johnston(7)	III	55	Director	2016	2019	—	X

(1)	Peter Chernin and Peter Currie, former members of our board of directors during our fiscal year ended December 31, 2016 did not stand for re-election at the 2016 annual meeting of stockholders held on May 25, 2016. Peter Fenton, a current member of our board of directors, will not be standing for re-election at the Annual Meeting at his request.
(2)	Ms. Scardino was appointed as lead independent director, effective following the 2016 annual meeting of stockholders, on May 15, 2016.
(3)	Mr. Taylor joined the board of directors on July 1, 2016 and the compensation committee on February 23, 2017.
(4)	Ms. Lane Fox joined the board of directors on April 6, 2016 and each of the audit committee and nominating and corporate governance committee on February 23, 2017.
(5)	Mr. Rosenblatt will become Chairperson of the compensation committee effective immediately following the Annual Meeting replacing Mr. Fenton.
(6)	Ms. Lee joined the board of directors and the nominating and corporate governance committee on May 15, 2016, and, effective following the 2016 annual meeting of stockholders, served as Chairperson of such committee.
(7)	Mr. Johnston joined the board of directors on April 6, 2016 and the audit committee on April 6, 2016, and, effective following the 2016 annual meeting of stockholders, served as Chairperson of such committee.

Legend: (L) Lead independent director | Chair | Member | Audit committee financial expert

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Considerations in Evaluating Director Nominees

Board of Directors Experience

✓   Finance and Accounting

✓   Technology Industry

✓   Digital and Social Media

✓   Operation of Global Organizations

✓   Mergers and Acquisitions

✓   Risk Management

✓   Computer Science

✓   Strategic Transformation

✓   International Tax

✓   Intellectual Property

✓   Executive Leadership and Talent Development

✓   Customer Perspective

✓   Company Senior Leadership

✓   Public Company Board Membership

✓   Public Policy

✓   Brand Marketing

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Additional qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, ethics, integrity, judgment, diversity of experience, independence, area of expertise, strategic vision, length of service, potential conflicts of interest, management, accounting and finance expertise and other commitments.

Nominees must also have the ability to offer advice and guidance to our management based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must understand the fiduciary responsibilities that are required of directors and have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and applicable committee responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Our board of directors believes that our board of directors should be a diverse body. Our Corporate Governance Guidelines require our nominating and corporate governance committee to consider a broad range of backgrounds, experiences and diversity (in all aspects of that word). After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

The experiences, qualifications and skills of each of the members of our board of directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors that the board of directors considered in the nomination of such director are included below the directors’ individual biographies on the following pages. The board of directors concluded that each nominee should serve as a director based on the specific experience and attributes listed below and the direct personal knowledge of each nominee’s previous service on the board of directors, including the insight each nominee brings to the board of directors’ functions and deliberations.

In 2016, our nominating and corporate governance committee retained the services of an executive search firm to assist it in identifying potential new candidates to join our board of directors.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Nominees for Director

Nominees for Director

OMID R. KORDESTANI

Executive Chairman, Twitter, Inc.

Director since 2015

Age 53

Committees: None

Omid R. Kordestani has served as the Executive Chairman of our board of directors since October 2015. From August 2014 to August 2015, Mr. Kordestani served as Senior Vice President and Chief Business Officer at Google Inc. From May 1999 to April 2009, Mr. Kordestani served as Senior Vice President of Global Sales and Business Development at Google Inc. From 1995 to 1999, Mr. Kordestani served as Vice President of Business Development at Netscape Communications Corporation. Prior to joining Netscape Communications Corporation, Mr. Kordestani held positions in business development, product management and marketing at The 3DO Company, Go Corporation and Hewlett-Packard Company. Mr. Kordestani holds a B.S. in Electrical Engineering from San Jose State University and an M.B.A. from Stanford University.

Skills and Expertise:

✓	Global business leadership, operational and organizational experience, corporate strategy experience and management experience as former Senior Vice President and Chief Business Officer of Google Inc.
✓	First-hand experience in successfully leading and managing large, complex global sales, support and service organizations in the technology industry.

Other Public Company Board Service: Vodafone Group PLC, a multinational telecommunications company (March 2013 – October 2014)

MARJORIE SCARDINO

Former Chief Executive Officer of Pearson PLC

Director since 2013

Age 70

Committees: Audit Committee and Compensation Committee

Marjorie Scardino has served as a member of our board of directors since December 2013. From January 1997 to December 2012, Ms. Scardino served as Chief Executive Officer and as a member of the board of directors of Pearson PLC, a publishing and education company. From 1985 to 1997, Ms. Scardino served in several roles at The Economist Group, a media company, including as Chief Executive Officer.

Ms. Scardino served on the board of directors of Nokia Corporation, a telecommunications company, from 2001 to April 2013. Ms. Scardino holds a B.A. in Psychology from Baylor University and a J.D. from the University of San Francisco School of Law.

Skills and Expertise:

✓	Global business leadership, operational experience, and management experience as former Chief Executive Officer of Pearson PLC and The Economist Group.
✓	Over 25 years of leadership experience running some of the world’s preeminent multinational publishing and media companies.
✓	Outside board experience as a director of several large, complex global public companies.

Other Public Company Board Service: International Airlines Group, an airline group (December 2013 – Present), PureTech Health PLC, a biotech company (June 2015 – Present), Nokia Corporation, a communications and information technology company (2001 – April 2013) and Pearson PLC, a publishing and educational company (1997 – December 2012)

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Nominees for Director

BRET TAYLOR

Co-Founder and Chief Executive Officer of Quip, Inc.

Director since 2016

Age 36

Committees: Compensation Committee

Bret Taylor has served as a member of our board of directors since July 2016. Since September 2012, Mr. Taylor has served as the Chief Executive Officer and co-founder of Quip, Inc., a productivity software company. From August 2009 to July 2012, Mr. Taylor served as Chief Technology Officer of Facebook, Inc. From October 2007 to August 2009, Mr. Taylor served as the Chief Executive Officer of FriendFeed, Inc., a social network. From June 2007 to September 2007, Mr. Taylor served as an entrepreneur-in-residence at Benchmark, a venture capital firm, where he co-founded Friendfeed, Inc. Prior to June 2007, Mr. Taylor served as Group Product Manager at Google Inc., where he co-created Google Maps and the Google Maps API.

Mr. Taylor holds a B.S. and a Master’s Degree in Computer Science from Stanford University.

Skills and Expertise:

✓	Global business leadership, operational experience, and experience developing technology as Chief Executive Officer of Quip, Inc.
✓	In-depth knowledge of the technology sector.
✓	Extensive knowledge of our technologies and product offerings.
✓	Outside board experience as a director of a large, complex global public company.

Other Public Company Board Service: TASER International, Inc., a protection technologies company (June 2014 – Present)

Continuing Directors

MARTHA LANE FOX

Founder and Chairperson of Lucky Voice Group Ltd.

Chairperson of MakieWorld Ltd.

Former Co-Founder and Managing Director of lastminute.com

Crossbench Peer in House of Lords

Director since 2016

Age 43

Committees: Audit Committee and Nominating and Corporate Governance Committee

Martha Lane Fox has served as a member of our board of directors since April 2016. Since August 2005, Ms. Lane Fox has served as the founder and chairperson of Lucky Voice Group Ltd., a private karaoke company, and since September 2012 as the chairperson of MakieWorld Ltd., a 3D printing and game company. From 1998 to 2003, Ms. Lane Fox was the co-founder and managing director of lastminute.com, a travel and leisure website, and remained on the board of directors until 2005. Since March 2013, Ms. Lane Fox has served as a crossbench peer in the United Kingdom House of Lords.

Since September 2015, Ms. Lane Fox has served as the founder and chair of doteveryone.org.uk, an organization advancing the understanding and use of Internet enabled technologies, and in September 2014 was appointed Chancellor of Open University. From July 2007 to April 2015, Ms. Lane Fox served on the board of directors of Marks and Spencer PLC, a retail company, and has served on various private company boards. Ms. Lane Fox holds a B.A. in Ancient History and Modern History from University of Oxford.

Skills and Expertise:

✓	Global business leadership, operational experience, and management experience as former co-founder and managing director of lastminute.com.
✓	Outside board experience as a director of several large, complex global public companies, as well as several private companies.
✓	Valuable experience in technology and consumer industries.
✓	Government insights as crossbench peer in the United Kingdom House of Lords.

Other Public Company Board Service: Marks and Spencer PLC, a multinational retailer (July 2007 – April 2015)

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Continuing Directors

DAVID ROSENBLATT

Chief Executive Officer of 1stdibs.com, Inc.

Director since 2010

Age 49

Committees: Compensation Committee and Nominating and Corporate Governance Committee

David Rosenblatt has served as a member of our board of directors since December 2010. Since November 2011, Mr. Rosenblatt has served as Chief Executive Officer of 1stdibs.com, Inc., an online luxury marketplace. From October 2008 to May 2009, Mr. Rosenblatt served as President of Global Display Advertising at Google Inc. Mr. Rosenblatt joined Google in March 2008 in connection with Google’s acquisition of DoubleClick, Inc., a provider of digital marketing technology and services. Mr. Rosenblatt joined DoubleClick in 1997 as part of its initial management team and served in several executive positions during his tenure, including as Chief Executive Officer from July 2005 to March 2008 and President from 2000 to July 2005. Mr. Rosenblatt holds a B.A. in East Asian Studies from Yale University and an M.B.A. from Stanford University.

Skills and Expertise:

✓	Global business leadership and extensive financial and management expertise as Chief Executive Officer of 1stdibs.com, Inc.
✓	Offers us a unique perspective with respect to building and managing a global brand in rapidly-changing industries.
✓	Outside board experience as a director of a large, complex global public company, as well as several private companies, which provides us with important perspectives in an evaluation of our practices and processes.

Other Public Company Board Service: IAC/ InterActiveCorp, a media and internet company (December 2008 – Present)

EVAN WILLIAMS

Co-Founder and Chief Executive Officer of Medium and Chief Executive Officer of The Obvious Corporation

Director since 2007

Age 45

Committees: None

Evan Williams is one of our founders and has served as a member of our board of directors since May 2007. From October 2008 to October 2010, Mr. Williams served as our President and Chief Executive Officer, from July 2009 to March 2010, as our Chief Financial Officer and from February 2008 to October 2008, as our Chief Product Officer. Since April 2011, Mr. Williams has served as Co-Founder and Chief Executive Officer of Medium, an online publishing platform, and since October 2006, as Chief Executive Officer of The Obvious Corporation, a technology systems innovator.

Skills and Expertise:

✓	Global business leadership, operational experience, and experience developing technology as Co-Founder and Chief Executive Officer of Medium and Chief Executive Officer of The Obvious Corporation.
✓	In-depth knowledge of the technology sector.
✓	Extensive knowledge of our technologies and product offerings.
✓	Mr. Williams is one of our largest stockholders, owning approximately 5.98% of the outstanding shares of our common stock, directly aligning his interests with those of all of our stockholders.

Other Public Company Board Service: None

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Continuing Directors

DEBRA LEE

Chairperson and Chief Executive Officer of BET Networks

Director since 2016

Age 62

Committees: Nominating and Corporate Governance Committee (Chair)

Ms. Lee has served as a member of our board of directors since May 2016. Since January 2006, Ms. Lee has served as Chairperson and Chief Executive Officer of BET Networks, a media and entertainment subsidiary of Viacom, Inc. that owns and operates BET Networks and several other ventures. Ms. Lee has held a number of executive positions with BET Networks since she joined in 1986 before becoming Chairperson and Chief Executive Officer in January 2006, including President and Chief Executive Officer from June 2005 to January 2006, President and Chief Operating Officer from 1995 to 2005 and also served as Executive Vice President and General Counsel, and Vice President and General Counsel.

Ms. Lee holds a B.A. from Brown University, a J.D. from Harvard Law School and an M.P.P. from Kennedy School of Government at Harvard University.

Skills and Expertise:

✓	Global business leadership, operational experience, and experience developing technology as Chairperson and Chief Executive Officer of BET Networks.
✓	Over 25 years of leadership experience running one of the world’s top media companies.
✓	Offers us a unique perspective with respect to building and managing a global brand in rapidly-changing industries.
✓	Outside board experience as a director of several large, complex global public companies, which provides us with important perspectives in an evaluation of our practices and processes.

Other Public Company Board Service: Marriott International, Inc., a worldwide operator, franchisor, and licensor of hotels and timeshare properties under numerous brand names (2004 – Present), WGL Holdings, Inc., an energy company (November 2000 – Present) and Revlon, Inc., a cosmetics, skin care, fragrance, and personal care company (January 2006 – June 2015)

JACK DORSEY

Co-Founder and Chief Executive Officer of Twitter, Inc. and Square, Inc.

Director since 2007

Age 40

Committees: None

Jack Dorsey is one of our founders and has served as our Chief Executive Officer since September 2015 and as a member of our board of directors since May 2007. Mr. Dorsey served as our interim Chief Executive Officer from July 2015 to September 2015 and as our President and Chief Executive Officer from May 2007 to October 2008. Mr. Dorsey served as the Chairperson of our board of directors from October 2008 to September 2015. Since February 2009, Mr. Dorsey has served as Co-Founder and Chief Executive Officer of Square, Inc., a provider of payment processing services.

Skills and Expertise:

✓	Global business leadership, operational experience, and experience developing technology as co-founder and Chief Executive Officer of Twitter and Square, Inc.
✓	In-depth knowledge of the technology sector and experience in developing transformative business models.
✓	Unmatched familiarity with and knowledge of our technologies and product offerings.
✓	Offers us a unique perspective with respect to building and managing a global brand in rapidly-changing industries.
✓	Outside board experience as a director of a large, complex global public company.

Other Public Company Board Service: The Walt Disney Company, a multinational media and entertainment company (December 2013 – Present) and Square, Inc., a payments processing services company (February 2009 – Present)

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Continuing Directors

HUGH JOHNSTON

Vice Chairman and Chief Financial Officer of PepsiCo, Inc.

Director since 2016

Age 55

Committees: Audit Committee (Chair)

Hugh Johnston has served as a member of our board of directors since April 2016. Mr. Johnston has been Vice Chairman and Chief Financial Officer of PepsiCo, Inc., a global food and beverage company, since July 2015 and March 2010, respectively. Mr. Johnston served as Executive Vice President at PepsiCo from March 2010 to July 2015. He joined PepsiCo in 1987 and has held a number of increasing leadership roles, including Executive Vice President, Global Operations from 2009 to 2010 and President, Pepsi-Cola North America Beverages from 2007 to 2009. Mr. Johnston left PepsiCo, Inc. from August 1999 through March 2002 to pursue a general management role as Vice President, Retail at Merck Medco, leading the company’s retail pharmacy card business. Mr. Johnston served on the board of directors of AOL Inc., a global media technology company, from September 2012 to June 2015. Mr. Johnston holds a B.S. from Syracuse University and an M.B.A. from the University of Chicago.

Skills and Expertise:

✓	Global business leadership and extensive financial and management expertise as Vice Chairman and Chief Financial Officer of PepsiCo, Inc.
✓	Financial expertise and significant audit and financial reporting knowledge.
✓	Outside board experience as a director of AOL Inc.

Other Public Company Board Service: AOL, Inc., a multinational mass media company (September 2012 – June 2015)

Director Independence

Our common stock is listed on the NYSE. Under the listing standards of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company) and such director does not have specified relationships with the company.

In addition, audit committee members must satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the NYSE.

Our board of directors has undertaken a review of the independence of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Mses. Lane Fox, Lee and Scardino, and Messrs. Fenton, Johnston, Rosenblatt, Taylor and Williams, do not have a material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company) and that each of these directors is “independent” as that term is defined under the listing standards of the NYSE. In the case of Messrs. Chernin and Currie, former members of our board of directors who served as directors in 2016, such former directors had no material relationship with the company and were independent during the time they served on our board of directors. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including in assessing the materiality of a director’s relationship with the company, considering the issue from the standpoint of the organizations with which the director has an affiliation, and the transactions involving them described in the section titled “Related Person Transactions.”

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Leadership Structure and Role of Our Lead Independent Director

Board Leadership Structure and Role of Our Lead Independent Director

We believe that the structure of our board of directors and its committees provides strong overall management of our company.

Separate Executive Chairman and Chief Executive Officer Roles. We have maintained separate Executive Chairman of the board of directors and Chief Executive Officer roles since October 2015, and we treat those positions as separate and distinct, with the distinct responsibilities as detailed in the examples below.

RESPONSIBILITIES OF EXECUTIVE CHAIRMAN	RESPONSIBILITIES OF CHIEF EXECUTIVE OFFICER

   •  Provide guidance, advice and mentorship to the Chief Executive Officer and other executive officers.

   •  Involvement in key corporate matters, such as recruiting, major transactions, and broader business, customer and government relationships.

   •  Monitor the content, quality and timeliness of information sent to our board of directors.

   •  Preside over, set agenda for and chair board meetings.

   •  Coordinate with chairs of board of directors committees.

   •  Assist the nominating and corporate governance committee with (i) the board of director’s annual evaluation and self-assessment and (ii) board of directors composition and evolution planning, including review of committee memberships.

•  Develop, set and drive the strategic direction, imperatives and priorities of our company.

•  Oversee the general management and operation of our company.

•  Oversee the attainment of our strategic, operational and financial goals and strategic and operational planning.

•  Responsible for the guidance, development and oversight of senior management.

•  Chief spokesperson to our employees, users, partners and stockholders.

Lead Independent Director. Each of the directors, other than Messrs. Dorsey and Kordestani, are independent. The board of directors believes that the independent directors provide effective oversight of management. In addition, our independent directors have appointed Ms. Scardino as our Lead Independent Director, a position she has held since May 2016 (replacing Mr. Currie, our former Lead Independent Director). As Lead Independent Director, Ms. Scardino’s responsibilities include:

RESPONSIBILITIES OF LEAD INDEPENDENT DIRECTOR

   •    Preside over meetings of our independent directors.

   •    Approve information to be sent to our board of directors if requested to do so by our board of directors.

   •    Advise the Executive Chairman as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to perform their duties effectively and responsibly.

   •    Approve proposed meeting agendas and schedules.

   •    Call meetings of our board of directors or independent directors.

   •    Act as the principal liaison between the independent directors and the Executive Chairman on sensitive issues.

   •    Additional duties as our board of directors may otherwise determine and delegate to assist the board of directors in the fulfillment of its responsibilities.

We believe this structure of a separate Executive Chairman of our board of directors and Chief Executive Officer, combined with a Lead Independent Director, enables each person to focus on different aspects of company leadership and reinforces the independence of our board of directors as a whole and results in an effective balancing of responsibilities, experience and independent perspective that meets the current business strategy and corporate governance needs and oversight responsibilities of our board of directors.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Meetings and Committees

Board Meetings and Committees

We have an active and engaged board of directors that is committed to fulfilling its fiduciary duty to act in good faith in the best interests of our company and all of our stockholders. During our fiscal year ended December 31, 2016, our board of directors held 13 meetings (including regularly scheduled and special meetings) and acted by written/ electronic consent 7 times, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Six directors attended our 2016 annual meeting of stockholders.

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

AUDIT COMMITTEE

Our audit committee consists of Messrs. Fenton and Johnston and Mses. Lane Fox and Scardino, with Mr. Johnston serving as Chairperson. Mr. Currie, the former Chairperson of our audit committee did not stand for re-election at the 2016 annual meeting of stockholders and was replaced by Mr. Johnston as the Chairperson of the audit committee on such date. Each of our audit committee members meets the requirements for independence for audit committee members under the listing standards of the NYSE and SEC rules and regulations, and the financial literacy requirements of the listing standards of the NYSE. In addition, our board of directors has determined that Mr. Johnston is, and Mr. Currie was, an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended. Among other responsibilities, our audit committee:

•	selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helps to ensure the independence and performance of the independent registered public accounting firm;

•	discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent registered public accounting firm, our interim and year- end operating results;

•	develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviews our policies on risk assessment and risk management;

•	reviews related person transactions; and

•	approves or, as required, pre-approves, all audit and all permissible non-audit services, other than de minimis non- audit services, to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our audit committee is available on our website at http://investor.twitterinc.com. During fiscal 2016, our audit committee held 7 meetings.

COMPENSATION COMMITTEE

Our compensation committee consists of Messrs. Fenton, Rosenblatt and Taylor and Ms. Scardino, with Mr. Fenton serving as Chairperson. Mr. Rosenblatt will become Chairperson immediately following the Annual Meeting, replacing Mr. Fenton. Each of our compensation committee members meets the requirements for independence for compensation committee members under the listing standards of the NYSE and SEC rules and regulations. Each member of our compensation committee is also a non-employee director under Rule 16b-3 promulgated under the Exchange Act, and an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Among other responsibilities, our compensation committee:

•	reviews, approves and determines, or makes recommendations to our board of directors regarding, the compensation of our executive officers;

•	administers our equity compensation plans;

•	reviews and approves and makes recommendations to our board of directors regarding incentive compensation and equity compensation plans; and

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Meetings and Committees

•	establishes and reviews general policies relating to compensation and benefits of our employees.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our compensation committee is available on our website at http://investor.twitterinc.com. During fiscal 2016, our compensation committee held 8 meetings and acted by written/electronic consent 11 times.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our nominating and corporate governance committee consists of Mses. Lane Fox and Lee and Mr. Rosenblatt, with Ms. Lee serving as Chairperson. Mr. Chernin, the former Chairperson of our nominating and corporate governance committee did not stand for re-election at the 2016 annual meeting of stockholders and was replaced by Ms. Lee as the Chairperson of the nominating and corporate governance on such date. Each of our nominating and corporate governance committee members meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations.

Among other responsibilities, our nominating and corporate governance committee:

•	identifies, evaluates and selects, or makes recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

•	conducts periodic reviews of the company’s succession planning process for the company’s executive management team, reporting its findings and recommendations to the board of directors, and assists the board of directors in evaluating potential successors to the company’s executive management team;

•	evaluates the performance of our board of directors and of individual directors;

•	considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	reviews developments in corporate governance practices;

•	evaluates the adequacy of our corporate governance practices and reporting; and

•	develops and makes recommendations to our board of directors regarding corporate governance guidelines and matters.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our nominating and corporate governance committee is available on our website at http://investor.twitterinc.com. During fiscal 2016, our nominating and corporate governance committee held 1 meeting and acted by written/electronic consent 3 times.

MAJORITY VOTING WITH DIRECTOR RESIGNATION POLICY

Our Bylaws provide for majority voting and our Corporate Governance Guidelines set forth the related director resignation policy for our director nominees. Our Bylaws state that to be elected in an uncontested election, a nominee must receive a majority of the votes cast with respect to such nominee (e.g., the number of shares voted “For” a nominee must exceed the number of shares voted “Against” for that nominee). Under our Corporate Governance Guidelines, each nominee submits, in advance of their nomination, an irrevocable resignation that will become effective if (i) the nominee fails to receive the required vote at the Annual Meeting and (ii) the board of directors accepts the resignation. The nominating and corporate governance committee promptly considers whether to accept the resignation of any nominee who fails to receive the required number of votes for election and submits such recommendation for consideration by the board of directors. In deciding whether to accept or reject the resignation, the nominating and corporate governance committee and the board of directors will consider any factors they deem relevant. Any nominee who tenders his or her resignation pursuant to our Corporate Governance Guidelines may not participate in the nominating and corporate governance committee recommendation or board of directors action regarding whether to accept the resignation offer.

Through this policy, the board of directors seeks to be accountable to all stockholders and respects the rights of stockholders to express their views through their votes for nominees. However, the board of directors also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event a nominee fails to receive a majority of the votes cast with respect to such nominee. For example, the board of directors may wish to assess whether the sudden resignation of one or more directors would materially impair the effective functioning of the board of directors. The board of directors’ policy is intended to allow the board of directors to react to situations that could arise if the resignation of multiple

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Meetings and Committees

directors would prevent a key committee from achieving a quorum or if a resignation would otherwise impair the functioning of the committee. The policy also would allow the board of directors to assess whether a director was targeted for reasons unrelated to his or her performance as a director at the company. The policy requires that our nominating and corporate governance committee and our board of directors act promptly to consider a director nominee’s resignation.

Full details of our majority voting with director resignation policy for nominees are set forth in our Bylaws and our Corporate Governance Guidelines, available at http://investor.twitterinc.com.

Notwithstanding the foregoing, if the number of nominees exceeds the number of directors to be elected at the end of the applicable notice period set forth in Section 2.4 of Article II of our Bylaws (e.g., a contested election) the majority voting with director resignation policy shall not apply and instead nominees shall be elected by a plurality vote of the shares of our common stock present in person or by proxy at an annual meeting and entitled to vote thereon. A plurality vote means that the nominees who receive the highest number of votes cast “For” are elected as directors. In such an election you may vote “For” or “Withhold” on each of the nominees for election as a director. Abstentions would have no effect on the outcome of this type of election. Broker non-votes would have no effect on the outcome of this type of election.

BOARD AND COMMITTEE PERFORMANCE EVALUATIONS

Our board of directors and each of its committees conduct annual self-evaluations to determine whether they are functioning effectively and whether any changes are necessary to improve their performance. The nominating and corporate governance committee is responsible for establishing the evaluation criteria and implementing the process for the evaluation. Every year, with the assistance of our outside counsel, we conduct interviews of each director to obtain his or her assessment of the effectiveness of the board of directors and the committees, director performance and board of directors dynamics. The Executive Chairman and our General Counsel then report the results of these interviews at meetings of the nominating and corporate governance committee and our board of directors, where the results are discussed. In addition, the chair of each committee guides an annual committee self-evaluation discussion among the committee members. The results of the committee self-evaluations are also reported to our board of directors for review and discussion.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee during the last fiscal year is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

Stockholder Recommendations and Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for director recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of the company continuously for at least twelve (12) months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation, Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our Bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our General Counsel or our Legal Department in writing at Twitter, Inc., 1355 Market Street, Suite 900, San Francisco, California 94103. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our board of directors. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our Bylaws, stockholders may also nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our Bylaws and should be sent in writing to our General Counsel or our Legal Department at Twitter, Inc., 1355 Market Street, Suite 900, San Francisco,

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Stockholder Recommendations and Nominations to the Board of Directors

California 94103. To be timely for our 2018 annual meeting of stockholders, our General Counsel or Legal Department must receive the nomination no earlier than January 22, 2018 and no later than February 21, 2018.

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, as applicable, and mailing the correspondence to our General Counsel at Twitter, Inc., 1355 Market Street, Suite 900, San Francisco, California 94103.

Each communication should set forth (i) the name and address of the stockholder, as it appears in our records, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Executive Chairman of our board of directors.

Corporate Governance Overview

We regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. As part of those efforts, we review federal laws affecting corporate governance, as well as rules adopted by the SEC and the NYSE. We believe that we have in place corporate governance procedures and practices that are designed to enhance our stockholders’ interests.

Corporate Governance Strengths

We are committed to good corporate governance, which promotes the long-term interests of our stockholders and strengthens our board of directors and management accountability and helps build public trust in Twitter. Highlights of our corporate governance practices include the following:

✓	Over 75% of directors are independent
✓	Separate CEO and Executive Chairman
✓	Lead independent director
✓	Enacted our majority voting with director resignation policy for election of directors as a result of our stockholder outreach requests
✓	Commitment to board of directors refreshment
✓	100% independent committee members
✓	Succession planning process
✓	Strict anti-hedging, anti-short sale and anti-pledging policies
✓	Robust Code of Business Conduct and Ethics and Corporate Governance Guidelines
✓	Director participation in orientation and continuing education
✓	Annual board of director and committee self-evaluations
✓	Robust stockholder outreach program
✓	Periodic reviews of committee charters, Code of Business Conduct and Ethics and Corporate Governance Guidelines
✓	Robust director nominee selection process
✓	Risk oversight by full board and committees
✓	Annual Say-on-Pay vote
✓	Roll-out of performance-based equity incentives

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance Overview

STOCKHOLDER OUTREACH

We believe that effective corporate governance should include regular, constructive conversations with our stockholders. During the past fiscal year, certain members of our board and members of our executive team have continued to engage with stockholders directly. Our board has also directed our management team to seek and encourage feedback from stockholders about our corporate governance practices by conducting additional stockholder outreach and engagement throughout the year. As a result, our management team reached out to our top institutional investors collectively holding approximately 23% of our shares outstanding and met with institutional investors holding approximately 18% of our shares outstanding to discuss our corporate governance and executive compensation programs and to answer questions and elicit feedback. These engagement efforts with our stockholders allowed us to better understand our stockholders’ priorities and perspectives, and provided us with useful input concerning our compensation and corporate governance practices. This effort generated important feedback for our compensation committee and the board of directors, and was taken into account when making decisions regarding compensation changes for our Named Executive Officers’ compensation. It also influenced actions by our board of directors on other corporate governance matters. A summary of the feedback received and the actions taken is set forth below:

WHAT WE HEARD	WHAT WE DID
Increase portion of performance-based compensation

We continued to phase in PRSUs for our executive team, including certain of our Named Executive Officers, as more fully described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Executive Summary—Our Investor Outreach Program and Resulting Compensation Changes”

Board refreshment and diversity	Appointed four new highly qualified directors to the board of directors during 2016 Doubled the number of diverse directors from 2 in 2015 to 4 in 2016 after these appointments
Implement majority voting requirement	Amended our Bylaws and Corporate Governance Guidelines to implement majority voting with a director resignation policy for the Annual Meeting
Improve disclosures within the proxy

Provided additional clarity and transparency within the proxy on compensation matters and our corporate governance practices, including:

•  Thephase in of PRSUs;

•  Theseparate roles of our Executive Chairman, Chief Executive Officer and Lead Independent Director;

•  Managementsuccession planning;

•  Theexperience of our directors and our corporate strengths and policies; and

•  Ourstockholder engagement process.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance Overview

While we do not expect that we will always be able to address all of our stockholders’ feedback, we seek to optimize our corporate governance by continually refining our relevant policies, procedures and practices to align the needs of the company with evolving regulations and best practices, issues raised by our stockholders, and otherwise as circumstances warrant. We believe that our actions advanced our compensation practices and governance in a manner responsive to the input we received from our stockholders and in a manner appropriate for our company. We will continue to review our compensation and governance practices and engage in significant dialogue with our stockholders going forward.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors adopted our Corporate Governance Guidelines in October 2013 (as most recently amended and approved by our board of directors in March 2017) that addresses items such as:

   •  director qualifications;

   •  director independence;

   •  director responsibilities;

   •  executive sessions and leadership roles;

   •  conflicts of interest;

   •  board of directors committees;

   •  director access to management and advisors;

   •  director compensation;

   •  director orientation and continuing education;

   •  leadership development and succession planning;

   •  CEO evaluation;

   •  stockholder communications with the board of directors; and

   •  performance evaluation of the board of directors and its committees.

In addition, our board of directors adopted our Code of Business Conduct and Ethics in October 2013 (as most recently amended and approved by our board of directors in October 2016) which applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and other executive and senior financial officers, that addresses items such as:

• our core values; • corporate opportunities; • fair dealing; • compliance with laws and policies;	• protection and use of assets and intellectual property; • public communications and financial reporting;

• confidentiality; • financial integrity and responsibility;	• reporting violations of law and policies; • accountability; and • no retaliation.

The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at http://investor.twitterinc.com/. We will post any amendments to our Corporate Governance Guidelines, Code of Business Conduct and Ethics and any waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage such risks. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the company, as well at such other times as they deemed appropriate.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Risk Management

While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk, as summarized below. In addition, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

BOARD/COMMITTEE	PRIMARY AREAS OF RISK OVERSIGHT
Full Board of Directors

Strategic, financial, business and operational, legal and compliance, and reputational risks and exposures associated with our business strategy, cyber security, privacy, product innovation and product road map, policy matters, significant litigation and regulatory exposures, significant transactions and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures.

Audit Committee

Risks and exposures associated with financial matters, particularly financial reporting, disclosure controls and procedures, legal and regulatory compliance, financial risk exposures, liquidity risk, tax, accounting, disclosure, internal control over financial reporting, investment guidelines and credit matters, our programs and policies relating to legal compliance and strategy, and our operational infrastructure, particularly reliability, business continuity and capacity.

Discussions with management and the independent auditor, guidelines and policies with respect to risk assessment and risk management.

Compensation Committee	Risks and exposures associated with leadership assessment, executive compensation programs and arrangements, including overall incentive and equity plans.
Nominating and Corporate Governance Committee	Risks and exposures associated with board organization, membership and structure, succession planning, corporate governance and overall board effectiveness.

Management Succession Planning

Our board of directors believes that the directors and the Chief Executive Officer, should collaborate on succession planning and that the entire board should be involved in the critical aspects of the succession planning process, including establishing selection criteria that reflect our business strategies, identifying and evaluating potential internal candidates, reviewing the company’s leadership pipeline and talent strategies, and making management succession decisions. Management succession is discussed by the directors in board of directors meetings and in executive sessions of the board of directors.

The nominating and corporate governance committee has the primary responsibility to develop succession plans for the company’s management team, which it then presents and makes recommendations on to the full board of directors. Our board of directors’ and our nominating and corporate governance committee’s involvement in our annual succession planning process is outlined in our Corporate Governance Guidelines and the charter of our nominating and corporate governance committee available at http://investor.twitterinc.com.

Directors become familiar with potential successors for management positions through various means, including the comprehensive annual talent review further described below, board dinners and presentations and informal meetings.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Management Succession Planning

KEY OFFICER SUCCESSION PLANNING

In light of the critical importance of executive leadership to our success, we have a succession planning process. This process is focused on key leaders, including our Chief Executive Officer. Periodically, the full board of directors reviews these succession plans and any findings and recommendations as to succession in the event of each key officer’s termination of employment for any reason (including death or disability).

CEO SUCCESSION PLANNING

Our Chief Executive Officer provides an annual review to the board of directors assessing our key officers and their potential. This review includes a discussion about development plans for the company’s key officers to help prepare them for future succession, contingency plans and our Chief Executive Officer’s recommendation as to his successor.

Director Compensation

In December 2013, our board of directors, upon the recommendation of our compensation committee, adopted our Outside Director Compensation Policy for the compensation of our non-employee directors. Our non- employee directors receive compensation in the form of equity granted under the terms of our 2013 Equity Incentive Plan (the “2013 Plan”) and cash, as described below.

Directors may be reimbursed for their reasonable expenses for attending board and committee meetings. Directors who are also our employees receive no compensation for their service as directors.

During 2016, only Mr. Dorsey and Mr. Kordestani were employees. See the section titled “Executive Compensation” for additional information about their compensation.

EQUITY COMPENSATION

On the date of each annual meeting of stockholders, each of our non-employee directors is granted restricted stock units (“RSUs”) having a grant date fair value equal to $225,000, computed in accordance with Financial Accounting

Standards Board (“FASB”), Accounting Standards Codification (“ASC”), Topic 718. The shares of our common stock underlying the RSUs vest in quarterly installments beginning the first quarter following the date of grant (on the same day of the month as the date of grant) but will vest in full on the date of the next annual meeting of stockholders if not fully vested on such date, subject to continued service through each vesting date.

To date, all non-employee directors who held unvested equity awards would have been subject to accelerated vesting if their services had been terminated in connection with a change of control.

CASH COMPENSATION

Each of our non-employee directors receives a quarterly fee of $12,500 in cash for serving on our board of directors. In addition, members of the three standing committees of our board of directors are entitled to the following quarterly cash fees:

BOARD COMMITTEE	CHAIRPERSON FEE	MEMBER FEE
Audit Committee	$7,500	$2,500
Compensation Committee	$5,000	$2,500
Nominating and Corporate Governance Committee	$3,750	$2,500

Our non-employee directors may elect to receive any cash fees that they would otherwise be entitled to receive under our Outside Director Compensation Policy in the form of additional RSUs. Such election must be made no later than two weeks prior to the date of the annual meeting of stockholders on which the annual grant of RSUs described above will be made and the value of the RSUs granted at such annual meeting of stockholders will be increased by the amount of fees that would have otherwise been paid in cash.

Our 2013 Plan contains maximum limits on the size of the equity awards that can be granted to each of our non- employee directors in any fiscal year, but those maximum limits do not reflect the intended size of any potential grants or a commitment to make any equity award grants to our non-employee directors in the future.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Compensation

COMPENSATION FOR 2016

The following table provides information regarding the total compensation that was earned by each of our non-employee directors in 2016.

DIRECTOR	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($) (1)	TOTAL ($)
Peter Fenton (2)	—	305,000	305,000
Marjorie Scardino (3)	70,000	225,000	295,000
Bret Taylor (4)	45,833	206,250	252,083
Martha Lane Fox (5)	50,000	225,000	275,000
David Rosenblatt (6)	70,000	225,000	295,000
Evan Williams	275,000	—	275,000
Debra Lee (7)	65,000	225,000	290,000
Hugh Johnston (8)	—	305,000	305,000
Peter Currie (9)	—	—	—
Peter Chernin (10)	—	—	—

(1)	The amounts reported represent the total value of RSUs earned pursuant to our Outside Director Compensation Policy. Such value does not take into account any estimated forfeitures related to service-based vesting conditions. The valuation assumptions used in determining such amounts are described in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 27, 2017.
(2)	As of December 31, 2016, Mr. Fenton held 10,583 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or May 25, 2017, subject to continued service through each such vesting date.
(3)	As of December 31, 2016, Ms. Scardino held 7,807 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or May 25, 2017, subject to continued service through each such vesting date.
(4)	As of December 31, 2016, Mr. Taylor held 8,294 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or July 25, 2017, subject to continued service through each such vesting date.
(5)	As of December 31, 2016, Ms. Lane Fox held 7,807 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or May 25, 2017, subject to continued service through each such vesting date.
(6)	As of December 31, 2016, Mr. Rosenblatt held 7,807 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or May 25, 2017, subject to continued service through each such vesting date. As of December 31, 2016, Mr. Rosenblatt held an option to purchase a total of 350,000 shares of our common stock all of which were vested as of December 31, 2016.
(7)	As of December 31, 2016, Ms. Lee held 7,807 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or May 25, 2017, subject to continued service through each such vesting date.
(8)	As of December 31, 2016, Mr. Johnston held 10,583 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or May 25, 2017, subject to continued service through each such vesting date.
(9)	Mr. Currie did not stand for re-election at the 2016 annual meeting of stockholders held on May 25, 2016.
(10)	Mr. Chernin did not stand for re-election at the 2016 annual meeting of stockholders held on May 25, 2016.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of ten members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class I directors will be elected for a three- year term to succeed the same class whose term is then expiring. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Following the Annual Meeting, we expect to reduce the number of authorized directors to nine to eliminate the vacancy resulting following the expiration of the term of Mr. Fenton.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Omid R. Kordestani, Marjorie Scardino and Bret Taylor as nominees for election as Class I directors at the Annual Meeting. If elected, Messrs. Kordestani and Taylor and Ms. Scardino will serve as Class I directors until our 2020 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, or removal. Each of the nominees is currently a director of our company; however, Mr. Taylor is standing for election by stockholders for the first time. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Kordestani and Taylor and Ms. Scardino. We expect that each of Messrs. Kordestani and Taylor and Ms. Scardino will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank or nominee, your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

Our Bylaws provide for majority voting and our Corporate Governance Guidelines set forth the related director resignation policy for our director nominees. Our Bylaws state that to be elected in an uncontested election, a nominee must receive a majority of the votes cast with respect to such nominee (e.g., the number of shares voted “For” a nominee must exceed the number of shares voted “Against” for that nominee). Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Under our Corporate Governance Guidelines, each nominee submits, in advance of their nomination, an irrevocable resignation that will become effective if (i) the nominee fails to receive the required vote at the Annual Meeting and (ii) the board of directors accepts the resignation. The nominating and corporate governance committee promptly considers whether to accept the resignation of any nominee who fails to receive the required number of votes for election and submits such recommendation for consideration by the board of directors. In deciding whether to accept or reject the resignation, the nominating and corporate governance committee and the board of directors will consider any factors they deem relevant. Any nominee who tenders his or her resignation pursuant to our Corporate Governance Guidelines may not participate in the nominating and corporate governance committee recommendation or board of directors action regarding whether to accept the resignation offer.

Through this policy, the board of directors seeks to be accountable to all stockholders and respects the rights of stockholders to express their views through their votes for nominees. However, the board of directors also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event a nominee fails to receive a majority of the votes cast with respect to such nominee. For example, the board of directors may wish to assess whether the sudden resignation of one or more directors would materially impair the effective functioning of the board of directors. The board of directors’ policy is intended to allow the board of directors to react to situations that could arise if the resignation of multiple directors would prevent a key committee from achieving a quorum or if a resignation would otherwise impair the functioning of the committee. The policy also would allow the board of directors to assess whether a director was targeted for reasons unrelated to his or her performance as a director

TWITTER, INC. / 2017 Proxy Statement	25

PROPOSAL NO. 1 ELECTION OF DIRECTORS

at the company. The policy requires that our nominating and corporate governance committee and our board of directors act promptly to consider a director nominee’s resignation.

Full details of our majority voting with director resignation policy for nominees are set forth in our Bylaws and our Corporate Governance Guidelines, available at http://investor.twitterinc.com.

Notwithstanding the foregoing, if the number of nominees exceeds the number of directors to be elected at the end of the applicable notice period set forth in Section 2.4 of Article II of our Bylaws (e.g., a contested election) the majority voting with director resignation policy shall not apply and instead nominees shall be elected by a plurality vote of the shares of our common stock present in person or by proxy at an annual meeting and entitled to vote thereon. The election of directors at the Annual Meeting is not a contested election, and therefore majority voting will apply.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES

NAMED ABOVE.

26	TWITTER, INC. / 2017 Proxy Statement

PROPOSAL NO. 2 ADVISORY VOTE ON NAMED

EXECUTIVE OFFICER COMPENSATION

PROPOSAL NO. 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders to approve, on an advisory, or non-binding, basis the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. We currently hold our Say-on-Pay vote every year.

The Say-on-Pay vote is advisory, and therefore is not binding on us, our board of directors or our compensation committee. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information provided in the “Executive Compensation” section of this proxy statement, and in particular the information discussed in “Executive Compensation—Compensation Discussion and Analysis” below, demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and narrative discussion, and other related disclosure.”

Vote Required

The approval, on an advisory basis, of the Say-on-Pay requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR”

THE APPROVAL, ON AN

ADVISORY BASIS, OF OUR

NAMED EXECUTIVE OFFICER

COMPENSATION.

TWITTER, INC. / 2017 Proxy Statement	27

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2017. During our fiscal years ended December 31, 2016 and December 31, 2015, PwC served as our independent registered public accounting firm.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2017. Our audit committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PwC and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. Representatives of PwC will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of PwC, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our company by PwC for our fiscal years ended December 31, 2015 and 2016.

	2015	2016
	(IN THOUSANDS)
Audit Fees (1)	$4,976	$5,630
Audit-Related Fees (2)	$726	$395
Tax Fees (3)	$1,397	$1,692
All Other Fees (4)	$35	$18
Total Fees	$7,134	$7,735

(1)	Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for our fiscal years ended December 31, 2015 and 2016 also consisted of professional services rendered in connection with our securities offerings.
(2)	Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards, due diligence procedures in connection with acquisitions and procedures related to other attest services.
(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include consultation on tax matters and assistance regarding federal, state and international tax compliance.
(4)	All Other Fees consist of fees for permitted products and services other than those that meet the criteria above.

Auditor Independence

In our fiscal year ended December 31, 2016, there were no other professional services provided by PwC, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PwC.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by PwC for our fiscal years ended December 31, 2015 and 2016 were pre-approved by our audit committee in accordance with this policy.

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PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vote Required

The ratification of the appointment of PwC as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE

APPOINTMENT OF

PRICEWATERHOUSECOOPERS

LLP.

TWITTER, INC. / 2017 Proxy Statement	29

STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS

Proposal No. 4 is a proposal we received from two of our stockholders, James McRitchie (lead filer) and Steffen Sauerteig (co-filer). If Messrs. McRitchie or Sauerteig, the proponents of this proposal, or their representatives who are qualified under state law, are present at our Annual Meeting and submit the proposal for a vote, then the proposal will be voted upon. Proposal No. 4, including supporting statements, is included exactly as submitted to us by Messrs. McRitchie and Sauerteig, the proponents of the proposal. The board of directors’ recommendation on the proposal is presented in our statement of opposition to the proposal. We will promptly provide you with the address, and, to our knowledge, the number of voting securities held by Messrs. McRitchie and Sauerteig, the proponents of Proposal No. 4, upon receiving a written or oral request directed to: Twitter, Inc. 1355 Market Street, Suite 900, San Francisco, California 94103, Attention: Investor Relations.

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PROPOSAL NO. 4 STOCKHOLDER PROPOSAL

REGARDING A REPORT ON USERS OWNING THE

TWITTER PLATFORM

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL REGARDING A

REPORT ON USERS OWNING THE TWITTER

PLATFORM

Supporting Statement by Stockholder Proponent

Proposal 4—Exit to Democratic User Ownership

As Twitter users and stockholders, we see how vital the platform is for global media. We are among millions of users that value Twitter as a platform for democratic voice. And in 2016, we’ve seen Twitter’s future in the balance, from challenges of hate speech and abuse to the prospect of a buyout.

That is why we want the company to consider more fully aligning its future with those whose participation make it so valuable: its users. As of today, 3,300 individuals signed a petition at http://wearetwitter.global urging Twitter to build democratic user ownership.

For successful enterprises like the Green Bay Packers, REI, and the Associated Press, their popularity, resilience, and profitability is a result of their ownership structure. Examples of online companies include successful startups like Managed by Q, which allocates equity to office cleaners, and Stocksys United, a stock-photo platform owned by its photographers.

We believe these models point the way forward for Twitter, Inc., overcoming challenges to thrive as a cooperative platform.

A community-owned Twitter could result in new and reliable revenue streams, since we, as users, could buy in as co-owners, with a stake in the platform’s success. Without the short-term pressure of the stock markets, we can realize Twitter’s potential value, which the current business model has struggled to do for many years. We could set more transparent accountable rules for handling abuse. We could re-open the platform’s data to spur innovation. Overall, we’d all be invested in Twitter’s success and sustainability. Such a conversion could also ensure a fairer return for the company’s existing investors than other options, Therefore,

RESOLVED: Stockholders request that Twitter, Inc. engage consultants with significant experience in corporate governance, preferably including conversion of companies to cooperatives or employee ownership, to prepare a report on the nature and feasibility of selling the platform to its users via a cooperative or similar structure with broad-based ownership and accountability mechanisms. The requested report shall be available to stockholders and investors by October 1, 2017, prepared at reasonable cost and omitting proprietary information.

Vote for Exit to Democratic User Ownership—Proposal 4

The Company’s Statement of Opposition

Our board of directors has considered the proposal that Twitter engage consultants “to prepare a report on the nature and feasibility of selling the platform to its users via a cooperative or similar structure” and, for the reasons described below, believes that the proposal is not in the best interests of Twitter and our stockholders.

Our board of directors and management are constantly seeking to maximize long-term stockholder value and do so by evaluating all opportunities to strengthen and focus our business. For example, in 2016, we focused on positioning Twitter for long-term sustainable growth and making progress toward profitability under accounting principles generally accepted in the United States of America (“GAAP”). Specifically, we clearly identified who we are—the best and fastest place to see what’s happening in the world and what people are talking about. We built and shipped product features that directly improved our key audience growth and engagement metrics. We also simplified the organization to be what we believe is more focused and efficient, and eliminated investment in non-core areas of our business, like Vine, which we shut down in early 2017, and Fabric, which we sold in early 2017. As a result of this focus, we saw accelerating rates of growth on a year-over-year basis for daily active usage for three quarters in a row.

We believe that preparing a report on the nature and feasibility of selling the “platform,” and doing so only to “its users,” would be a misallocation of resources and a distraction to our board of directors and management—resources and management time that could otherwise be used to build the long-term value of Twitter. The proposal would have Twitter explore the sale of the “platform” to one specific group of people, “its users”, “via a cooperative or similar structure.” The proposal has pinpointed a very specific type of transaction and ownership structure and the board of directors does not believe that the course of action suggested in the proposal would enhance the value of the

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PROPOSAL NO. 4 STOCKHOLDER PROPOSAL REGARDING A REPORT ON USERS OWNING THE

TWITTER PLATFORM

“platform” or Twitter. Further, limiting exploration of strategic transactions that may enhance stockholder value to one narrow option would not be in accordance with the board of directors’ responsibilities to take actions that are in the best interests of Twitter and its stockholders. We believe Twitter is on track to continue building on the long-term value of Twitter for all of our stockholders as a publicly held corporation and not as a “cooperative or similar structure” owned solely by “its users”. As a publicly traded company, our users are also free to become stockholders of Twitter without any need to change the structure of the company.

For the foregoing reasons, our board of directors believes that this proposal is not in the best interests of Twitter or our stockholders, and unanimously recommends that you vote “AGAINST” this proposal.

Vote Required

The approval of the stockholder proposal regarding a report on users owning the Twitter platform requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE

“AGAINST” THE STOCKHOLDER

PROPOSAL REGARDING A

REPORT ON USERS OWNING THE

TWITTER PLATFORM

32	TWITTER, INC. / 2017 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the NYSE and rules and regulations of the SEC. The audit committee operates under a written charter approved by Twitter’s board of directors, which is available on Twitter’s web site at http://investor.twitterinc.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to Twitter’s financial reporting process, Twitter’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Twitter’s consolidated financial statements. Twitter’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent audit of Twitter’s consolidated financial statements and of Twitter’s internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Twitter’s financial statements. Those are fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and PwC;

•	discussed with PwC the matters required to be discussed by Auditing Standard No. 1301; and

•	received the written disclosures and the letters from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PwC its independence.

Based on the audit committee’s review and discussions with management and PwC, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission (“SEC”).

Respectfully submitted by the members of the audit committee of the board of directors:

Hugh Johnston (Chair)

Peter Fenton

Marjorie Scardino

Martha Lane Fox

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

TWITTER, INC. / 2017 Proxy Statement	33

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 31, 2017. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

NAME	AGE	POSITION

Jack Dorsey	40	Chief Executive Officer and Director

Omid Kordestani	53	Executive Chairman

Anthony Noto	48	Chief Financial Officer and Chief Operating Officer

Vijaya Gadde	42	General Counsel and Secretary

Jack Dorsey is one of our founders and has served as our Chief Executive Officer since September 2015 and as a member of our board of directors since May 2007. Mr. Dorsey served as our interim Chief Executive Officer from July 2015 to September 2015 and as our President and Chief Executive Officer from May 2007 to October 2008. Mr. Dorsey served as the Chairperson of our board of directors from October 2008 to September 2015. Since February 2009, Mr. Dorsey has served as Co-Founder and Chief Executive Officer of Square, Inc., a provider of payment processing services. Mr. Dorsey currently serves on the boards of directors of The Walt Disney Company and Square, Inc.

Omid R. Kordestani has served as the Executive Chairman of our board of directors since October 2015. From August 2014 to August 2015, Mr. Kordestani served as Senior Vice President and Chief Business Officer at Google Inc. From May 1999 to April 2009, Mr. Kordestani served as Senior Vice President of Global Sales and Business Development at Google Inc. From 1995 to 1999, Mr. Kordestani served as Vice President of Business Development at Netscape Communications Corporation. Prior to joining Netscape Communications Corporation, Mr. Kordestani held positions in business development, product management and marketing at The 3DO Company, Go Corporation and Hewlett-Packard Company. Mr. Kordestani holds a B.S. in Electrical Engineering from San Jose State University and an M.B.A. from Stanford University.

Anthony Noto has served as our Chief Financial Officer since August 2014 and as our Chief Operating Officer since November 2016. Mr. Noto served as Co-Head of Goldman Sachs’ Technology, Media and Telecom Investment Banking group from September 2011 to May 2014. From October 2010 to June 2014, Mr. Noto served as a Managing Director in the Technology, Media and Telecom Investment Banking Group at Goldman, Sachs & Co. From February 2008 to September 2010, Mr. Noto served as the CFO of the National Football League. Mr. Noto holds a B.S. in Mechanical Engineering from the United States Military Academy and a M.B.A. from the Wharton School of the University of Pennsylvania.

Vijaya Gadde has served as our General Counsel and Secretary since August 2013, as our head of communications from July 2015 to August 2016 and as our Director, Legal from July 2011 to August 2013. Ms. Gadde is also a member of the Board of Trustees of New York University School of Law. From October 2010 to July 2011, Ms. Gadde served as Senior Director and Associate General Counsel, Corporate, at Juniper Networks, Inc., a provider of network infrastructure products and services. From October 2000 to April 2010, Ms. Gadde was an attorney at Wilson Sonsini Goodrich & Rosati, P.C. Ms. Gadde holds a B.S. in Industrial and Labor Relations from Cornell University and a J.D. from New York University School of Law.

34	TWITTER, INC. / 2017 Proxy Statement

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) includes a detailed discussion of compensation for our current and former executive officers during the fiscal year ended December 31, 2016 who were Named Executive Officers (“Named Executive Officers”).

Named Executive Officers for 2016	Executive Compensation Highlights
Jack Dorsey Anthony Noto Omid Kordestani Vijaya Gadde Adam Bain Adam Messinger

Chief Executive Officer (“CEO”)

Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”)

Executive Chairman

General Counsel and Secretary

Former Chief Operating Officer (1)

Former Chief Technology Officer
(“CTO”) (2)

•    No CEO Compensation. As a testament to his commitment to and belief in Twitter’s long-term value creation potential, our CEO, Jack Dorsey, declined all compensation for 2016.

•    Investor Outreach. We reached out to our top institutional investors collectively holding approximately 23% of our shares outstanding and met with institutional investors holding approximately 18% of our shares outstanding for feedback on our compensation program and implemented changes as a result, including enhanced CD&A disclosure and continued implementation of our performance-based equity program.

•    Performance-Based Equity. We continued to phase in a performance-based equity compensation program as we strive over the long-term to provide 50% of each executive officer’s equity compensation in the form of performance-based equity. Performance-based equity for 2016 paid out at approximately 70% of target.

•    No Annual Time-Based RSU Grants. We only granted time-based RSUs to executives who were promoted with significant expansion of scope of role and responsibilities.

•    Cash Compensation Below Market. Our cash compensation for executive officers continues to remain below market.

•    Equity Stakes Tie Executives to Performance. Approximately 97.9% of the compensation of our Named Executive Officers is equity based.

•    Double Trigger Change in Control Requirements on Equity Awards. We do not provide our executive officers with single trigger change in control acceleration on equity awards.

•    No Excise Tax Gross-Ups. We do not provide any Named Executive Officer with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Code.

•    Good Compensation Governance. We continue to disallow hedging and pledging of our securities, 280G tax gross ups and single trigger change of control provisions.

(1) Resigned November 30, 2016.

(2) Resigned December 22, 2016.

This CD&A is organized into four sections:

Page 36 -    Executive Summary

Page 39 -    Our Compensation-Setting Process

Page 41 -    Elements of Pay and 2016 Compensation Decisions

Page 45 -    Other Compensation Information

TWITTER, INC. / 2017 Proxy Statement	35

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Company Overview and Strategy. Twitter is the best and fastest place to see what is happening and what people are talking about all around the world. Each and every day, instances of breaking news, entertainment, sports, politics, big events and everyday interests happen first on Twitter. Twitter is where the full story unfolds with all the live commentary and where live events come to life unlike anywhere else. Our primary service can be accessed on a variety of mobile devices, at twitter.com and via SMS.

In 2016, we focused on positioning Twitter for long-term sustainable growth and making progress toward GAAP profitability. Specifically, we clearly identified who we are—the best and fastest place to see what’s happening in the world and what people are talking about. We built and shipped product features that directly improved our key audience growth and engagement metrics. We also simplified the organization to be what we believe is more focused and efficient, and eliminated investment in non-core areas of our business, like Vine, which we shut down in early 2017, and Fabric, which we sold in early 2017. We saw accelerating rates of growth on a year-over-year basis for daily active usage, or DAU, for three quarters in a row. Our advertising business saw increasing competition for advertiser spending and we believe that advertising revenue growth will continue to lag that of audience growth.

In 2017, our strategy is focused on building and shipping product changes more rapidly to make Twitter safer. We intend to invest in our core use case and in new product areas—such as live streaming video, among others—that further strengthen Twitter’s unique position as the best and fastest place to see and talk about what’s happening in the world. We intend to continue integrating new, dynamic, and personalized content as we recognized the importance of simplifying and creating a single destination for people to discover what’s happening on Twitter. We also plan to simplify and differentiate our revenue products to drive sustainable long-term revenue growth by working to strengthen our unique value proposition, especially in live and video, that gives advertisers the ability to reach the most engaging audiences in the right context at the right time. We intend to apply the same focused approach that drove renewed monthly and daily usage growth in 2016 to simplify our portfolio and our buying process for advertisers.

Compensation Goals. To execute on our strategy, we must attract and retain expert employees and executives who are agile enough to quickly innovate on our business strategy and constantly enhance our product offerings. Our executive compensation program is designed to help us realize these objectives.

Specifically, the goals of our executive compensation program are to:

•	recruit and retain talented individuals who can develop, implement and deliver on long-term value creation strategies by using reasonable and competitive pay packages (similar to those made available to executives at companies with which we compete for executive talent (our “compensation peers”)) with a focus on long-term retention;

•	reinforce our values, which serve to motivate our executives to deliver the highest level of company, team and individual performance;

•	use a heavier weighting on long-term equity compensation directly tied to the long-term value and growth of our company to align the interests of our executives with those of our stockholders through the use of both time vested and performance-based RSUs; and

•	ensure that our pay structure does not encourage unnecessary and excessive risk taking.

Challenges. We operate in a highly competitive market and industry and face challenges in hiring and retaining leadership due to a number of factors, including:

•	Highly Competitive Technology Industry: We are a unique platform, a widely recognized brand and a recognized innovator in the technology industry. We have been, however, a public company for a few years and some prospective leaders may believe there is less opportunity to realize significant appreciation through equity compensation at a public company of our size as compared with a privately-held start-up or some other earlier stage public companies. As a public company, fluctuations in our stock price and perception of our business in the market can also present challenges in competing for talent.

•

Extremely Competitive Employee Retention Environment: In the technology industry, there is substantial and continuous competition for leadership with the experience and aptitude to motivate and lead product, engineering, sales, G&A and operations teams who are familiar with the technology industry. Our headquarters are located in the San Francisco Bay Area, where competition for leadership is particularly intense. Further, our brand name and successes have made our employees and executives more attractive as candidates for employment with other

36	TWITTER, INC. / 2017 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

companies, and they are subject to significant ongoing recruiting efforts by other companies in the technology industry.

•	Business Transformation: In 2016, we refined our strategy and built and shipped product features that directly improved our key audience growth and engagement metrics. We also simplified the organization to be what we believe is more focused and efficient, and eliminated investment in non-core areas of our business, like Vine, which we shut down in early 2017, and Fabric, which we sold in early 2017. Not all executives desire or are suited to manage in such an environment, making the services of our current executives more valuable and in some cases hindering our efforts to recruit new executives.

•	Executive Background: Typically, we hire experienced executives with specific skills in key functional areas who have worked in an environment comparable to ours. The number of executives with the most desirable experience is relatively low and proven executives are difficult to find. We have expanded our recruiting efforts both geographically and into other industries and sectors, which leads to increased complexity in recruiting efforts and has required us to be more flexible with our executive compensation packages.

Compensation Decisions in 2016. In response to our evolving business and in a year that we had significant changes to our senior leadership team in order to align with the skills needed to deliver on our long-term vision, we made the following compensation decisions in 2016:

•	Base Salary: We made competitive adjustments to the base salaries for certain members of our executive team, including certain Named Executive Officers. While we believe that compensation for the executive team should be more heavily weighted towards long-term equity compensation, we recognize the need to align our compensation with market competitive levels and accordingly, increased the salary component of overall compensation because a base salary is a necessary and customary element of compensation required to attract and retain highly-qualified executive officers. In spite of the adjustments, all of our Named Executive Officer base salaries remain below market compared to our compensation peers, therefore, we expect that we will continue to adjust base salaries over time.

•	Performance-Based Cash Compensation: With the exception of our former Chief Operating Officer, who participated in a sales incentive plan, our Named Executive Officers do not participate in a performance-based cash compensation plan nor have we offered discretionary cash bonuses. We believe that until we reach sustainable profitability on a GAAP basis, performance-based compensation opportunities for our Named Executive Officers should continue to be in the form of long-term equity incentives. This approach allows us to conserve cash resources and tie most of the annual compensation opportunities for our Named Executive Officers to our performance in the form of equity awards whose value is linked to stockholder value and, beginning in 2016, a portion of which is tied directly to company performance.

•	Equity Grants Generally: Our executive compensation program continues to be heavily weighted towards equity compensation, in particular in the form of RSUs. In 2016, we granted equity compensation in the form of RSUs and performance-based RSUs (“PRSUs”) to our Named Executive Officers (other than Mr. Dorsey who declined all compensation and Mr. Kordestani whose 2016 PRSUs were granted pursuant to his employment letter dated October 13, 2015), to recognize significant changes in job scope and responsibilities. When granting the RSUs and PRSUs we took into account the yearly weighting of the RSUs and PRSUs during the phase in period, as well as total direct compensation (“TDC”) projections, in order to determine the number of RSUs and PRSUs granted as well as the vesting schedule. For all of the Named Executive Officers, the vesting schedules of additional grants were customized to limit incremental compensation at above market levels in near years where the gap to target TDC may be smaller which serves to further promote retention and long-term focus.

•	Performance-Based Equity: In response to our belief in a pay-for-performance culture and the feedback we received from investors during our outreach efforts, we announced in early February 2016 that we started to phase in a performance-based equity compensation program for our executive officers in the form of PRSUs. The intent of the program is to further tie executive compensation to our financial performance by shifting the proportion of equity compensation over time from solely time-based equity compensation towards a combination of time-based and performance-based equity compensation. We are targeting a long-term goal of having 50% of the equity awards held by our executive officers and Named Executive Officers to be in the form of PRSUs. The compensation committee is currently targeting 15%, 30% and 50% of our executives total equity compensation vesting for 2017, 2018 and 2019 to be in the form of PRSUs to the extent that PRSUs can be granted without having an executive exceed our TDC targets in each of those years.

TWITTER, INC. / 2017 Proxy Statement	37

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

•	Change of Control and Severance Benefits: We believe that in order to properly motivate and incentivize our executive team in the event of a change of control and to the possibility of a termination without “cause” or a termination with “good reason,” a standardized “double trigger” change of control and severance policy is critical. In 2016, we reviewed our Change of Control and Involuntary Termination Protection Policy versus the protections at our compensation peers and determined that the current policy continues to further our interest in encouraging retention among our key executive officers and remains competitive with our compensation peers. However, in connection with this review and Mr. Noto’s increased responsibilities, the compensation committee approved an amendment to Mr. Noto’s Severance Policy to increase the lump sum severance payment from 50% of his annual base salary to 100% of his annual base salary in the event that Mr. Noto is involuntarily terminated for any reason (including by him for “good reason”) other than “cause,” death or disability and not in the context of a change of control. The material terms of this arrangements are set forth in “Executive Compensation—Compensation Tables—Potential Payments Upon Termination or Change of Control” below.

We evaluate our executive compensation programs, including our mix of cash and equity compensation, on an annual basis or as circumstances require based on our business objectives and the competitive environment for talent. We will continue to increase cash compensation opportunities, where appropriate, in order to move closer to market relative to the competitive landscape and continue our phase-in of our performance-based equity program.

Our Investor Outreach Program and Resulting Compensation Changes

We value the feedback of our stockholders. Following our 2016 annual meeting of stockholders, we continued our engagement initiative with our larger institutional stockholders to better understand their perspectives on our executive compensation practices and related governance topics. In 2016, our management team reached out to our top institutional investors collectively holding approximately 23% of our shares outstanding and met with institutional investors holding approximately 18% of our shares outstanding. This effort supplemented ongoing communications between our management and stockholders regarding our financial performance, and expanded upon the outreach to stockholders prior to and in connection with our 2016 annual meeting of stockholders. Our objectives were to gain a better understanding of stockholders’ views on our executive compensation practices and on executive compensation best practices generally, as well as related governance topics. The Twitter participants in these meetings included our head of Compensation, head of Investor Relations, Deputy General Counsel and other members of our investor relations teams.

Our stockholder outreach efforts generated important feedback for our compensation committee and the full board of directors. A summary of the feedback received and the actions taken is set forth below:

WHAT WE HEARD	WHAT WE DID
Stockholders were pleased that we had launched a PRSU program that fosters pay-for-performance	We continued to roll out the PRSU program, setting targets for 2017 operational performance and adding a relative total stockholder return target
Requests for additional disclosure around the phase-in of PRSUs to Named Executive Officers

We included additional disclosure in this CD&A, in the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2016 Compensation Decisions—Equity Compensation” on page 42

Requests for our board of directors to consider implementing stock ownership requirements

Our board of directors determined to consider this request at a later date given the total ownership stakes of each of our Named Executive Officers and directors and the lack of any significant sales of our stock (as further described in the section titled “Security Ownership of Certain Beneficial Owners and Management” on page 60)

Feedback regarding our corporate governance practices

Additional details on the feedback regarding our corporate governance practices appears in the section titled “Board of Directors and Corporate Governance—Corporate Governance Overview—Stockholder Outreach”

38	TWITTER, INC. / 2017 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The compensation committee and the board of directors are committed to maintaining a pay-for-performance alignment in our executive compensation programs and will continue to solicit feedback from our stockholders regarding our programs and practices.

Our Compensation-Setting Process

We have been undergoing a period of rapid growth, development and change both as a private and public company in a highly competitive business and technological environment that dictates that we consider a number of factors in determining individual compensation arrangements with executives, including our Named Executive Officers, at the time we hire them, including:

•	our need to fill a particular position;

•	our financial position and growth direction at the time of hiring;

•	the individual’s expertise and experience;

•	the competitive nature in hiring for the position; and

•	the challenges discussed in the section titled “Executive Compensation—Compensation Discussion and Analysis—Executive Summary” above.

Role of Our Compensation Committee. Our compensation committee is composed entirely of independent directors, and is responsible for overseeing our executive compensation program. Our compensation committee approves ongoing compensation arrangements for our executive officers, including our Named Executive Officers (other than our CEO) and makes recommendations to the full board of directors regarding our CEO’s compensation. In making its determination for compensation for our Named Executive Officers, our compensation committee considers numerous factors, including:

•	recommendations of our CEO and other management (as described below);

•	the individual achievement of each executive officer, compensation peer and competitive market data (as described below);

•	the experience and contributions of our executive officers to our key business objectives; and
•	internal pay equity based on the impact on our business and performance.

There is no predetermined formula for weighting these factors. Instead, our compensation committee considers all of this information in light of our business objectives. Our compensation committee operates under a written charter adopted approved by our board of directors. The charter is available on our website at http://investor.twitterinc.com.

Role of Management. Each year, or as needed, our CEO, together with senior HR management, reviews our executive compensation practices against our compensation peers (described below), competitors for talent and market data. At the compensation committee’s request, our CEO then makes recommendations for target compensation opportunities for executive officers (other than himself). Our compensation committee believes that our CEO’s input for the compensation opportunities for other executives is highly valuable because of his daily involvement with the other members of our executive team and our business. No executive officer participates directly in the final deliberations or determinations regarding his or her own compensation package. Our senior management team also provides input on, and helps negotiate, initial compensation packages for our newly hired executives. Our compensation committee seeks input from senior management during the process of searching for, and negotiating compensation packages, with new senior level hires and coordinates with our Chief Financial Officer and Chief Accounting Officer in determining the financial and accounting implications of our executive compensation programs and hiring decisions. Our CEO, Mr. Dorsey, requested that he forego all compensation for 2016 and our board of directors followed that request.

Role of the Compensation Consultant. Our compensation committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2016, our compensation committee requested that management engage with Compensia, Inc., a national compensation consulting firm, on matters relating to our compensation peers selection as well as to provide support and specific analyses with regard to compensation data and formulation of recommendations for executive compensation. The compensation committee intends to periodically review the need to independently retain a compensation consultant.

TWITTER, INC. / 2017 Proxy Statement	39

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Use of Comparative Market Data. We established our compensation peers in October 2013 in conjunction with our initial public offering. Each year the compensation committee reviews the current compensation peers along with the selection criteria for applicability in making the next year’s compensation decisions. The compensation peers, used to inform 2016 compensation decisions, were selected using four general selection parameters. The criteria are software (primary) and broad technology (secondary) companies located in the United States which are between one half (0.5x) and two and one half (2.5x) times our size in revenue with a market capitalization of one third (0.3x) to three (3.0x) times our market capitalization with a preference for companies with high growth and high market capitalization to revenue multiples. We also consider cash and equity compensation data for Facebook, given we directly compete for key talent with Facebook, in order to better represent the current competitive and talent environment. In making 2016 peer group determinations, the compensation committee reviewed the recommendations provided by Compensia based on the criteria described above and removed Groupon, due to industry; Tesla, due to industry and financials; and Yahoo, due to sale of business, and to add Autodesk, Electronic Arts and Red Hat . Accordingly, the compensation peers used to inform 2016 compensation decisions were:

Adobe	Palo Alto Networks	Splunk	Zillow
Autodesk	Pandora Media	TripAdvisor
Electronic Arts	Red Hat	VMWare
LinkedIn	Salesforce.com	Workday
Netflix	ServiceNow	Yelp

Our compensation committee intends to continue to review our compensation peers and the underlying criteria annually to assess that it remains appropriate for review and comparison purposes. We also participate in surveys of market compensation practices in our industry and broadly across all industries, and undertake specialized studies of competitive market practices using the most relevant published survey sources and public filings.

When determining 2016 executive officer compensation opportunities, management presented information to the compensation committee based on compensation peers and market survey data. Our compensation committee considered this information in making its decision but did not engage in strict benchmarking to a fixed percentile. Instead, our compensation committee relied on the business experience of its members and on the recommendations of management to craft compensation packages appropriate for our particular executives taking into consideration the factors described above. We believe that the total compensation opportunities of our executive officers, including our Named Executive Officers, were competitive with market practices for similarly situated executives of our compensation peers.

40	TWITTER, INC. / 2017 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Elements of Pay and 2016 Compensation Decisions

Our executive compensation program is comprised of three components, listed in order of importance:

PAY COMPONENT	OBJECTIVE	BENEFIT TO STOCKHOLDERS
Equity Compensation	Provides a long-term incentive for executives to focus on stockholder value creation Vesting schedule encourages retention Performance-based grants encourage pay for performance	Value at time of vesting is based on long-term growth of Twitter’s stock price and/or starting in 2016, meeting corporate performance objectives of Twitter

Base Salary

Provides a measure of stable fixed compensation for performance of day-to-day services

Amount reflects individual’s performance and scope of responsibilities, as well as the competitive market for executive talent

Our base salary levels remain comparatively low as we try to conserve cash resources but at levels that are competitive to help us attract and retain talented executives

Benefits and Perquisites	Provides for the health and welfare of our executives and their families, for protection from unexpected loss, as well as the opportunity to save for retirement	Competitive benefits help us attract and retain talented executives

We believe that awarding a significant portion of pay in the form of compensation that is directly linked to our stock price motivates our executive team to focus on growing our business over the long term and aligning our executives’ interests with those of our stockholders. We do not use specific formulas or weightings in determining the allocation of the various pay elements; rather, each of our Named Executive Officer’s compensation has been individually designed to provide a combination of at-risk and fixed compensation that is tied to achievement of Twitter’s short- and long-term objectives.

The following chart sets forth the relative weight of 2016 compensation attributable to equity compensation and base salary for our Named Executive Officers on average as a group (excluding our CEO who declined all compensation).

TWITTER, INC. / 2017 Proxy Statement	41

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Equity Compensation.

Phase-in of RSUs and PRSUs. Due to the size and vesting status of our executive team’s existing equity awards, and our desire to incent our executive team to focus on long-term business objectives, the compensation committee, upon recommendation from our senior management, adopted a “gap to target” TDC approach to vesting. Under this approach, we only issue new time vested equity awards when a material gap to targeted TDC exists based on the value of existing awards, including the value of PRSUs at target, and the schedule by which the existing awards vest. The issuance of equity to fill the gap is not automatic--the compensation committee considers multiple factors, such as business and individual performance, when granting new awards. Each of our Named Executive Officers, with the exception of Mr. Dorsey who declined all compensation and Mr. Kordestani whose 2016 PRSUs were granted pursuant to his employment letter dated October 13, 2015, received equity awards in 2016 to recognize the material change in the scope and responsibility of his or her respective job that occurred in 2016. The same gap to target TDC philosophy was applied based on the benchmark compensation target for the new role. The compensation committee is currently targeting 15%, 30% and 50% of our executives total equity compensation vesting for 2017, 2018 and 2019 to be in the form of PRSUs to the extent that PRSUs can be granted without having an executive exceed our TDC targets in each of those years. Based on the amount of existing equity vesting each year, including PRSUs at target, the compensation committee granted an award which vesting schedule is customized to fill the gap to target TDC in each year. If an executive’s TDC is above target in one year, no shares are awarded to vest in that given year. We believe this approach limits the amount of incremental compensation received above target TDC and will promote long-term retention by allowing for multiple years between the grant date and the vesting start date before an executive can begin to realize value on his or her equity award. An illustration of how we calculate the gap and determine vesting in any new grants follows in a hypothetical example where we are targeting $5 million per year in TDC for an executive who has a current forecasted TDC in future years as indicated in the first row:

	2017	2018	2019	2020
Forecasted TDC with existing equity	$5.2M	$4.8M	$2.0M	$300K
Value of Proposed RSU Grant	-0-	$140K	$1.5M	$2.35M
Vesting Schedule	N/A	25% per quarter, commencing Q1, 2018	25% per quarter, commencing Q1, 2019	25% per quarter commencing Q1, 2020
Value of Proposed PRSU Grant at Target (1 year performance period) (% of total equity)	N/A	$60K (30%)	$1.5M (50%)	$2.35M (50%)
Total Target TDC with Proposed Equity Grant	$5.2M	$5.0M	$5.0M	$5.0M

RSUs.

For 2016, the majority of the compensation opportunities for each of our executive officers, including each of our Named Executive Officers, is delivered through RSU awards. As RSU awards have value to the recipient even in the absence of stock price appreciation, RSUs help us retain and incentivize employees during periods of market volatility, and also result in our granting fewer shares of common stock than through stock options of equivalent grant date fair value. Our RSU awards typically vest over a four-year period and we believe that, like stock options, they help incentivize our executives to build value that can be sustained over time. In addition to the initial equity grant that each executive officer receives as part of his or her new hire package, the compensation committee may grant our executive officers additional equity awards each year as business needs dictate given the nature of our rapidly changing business. When determining the number of RSUs to issue under both new hire and ongoing awards, we assess the value of the awards based on a variety of potential future stock prices to attempt to mitigate the risk of materially over-compensating our executives if our stock price increases significantly. We also factor in the weighting of the split between RSUs and PRSUs based on our phase in approach of performance-based equity over time. The size of awards that have been granted to our executive team, including our Named Executive Officers, have not been determined based on a specific formula, but rather on our board of directors’ or compensation committee’s business judgment regarding the appropriate level of compensation for the position as compared to those in our compensation peers or those companies that we consider direct

42	TWITTER, INC. / 2017 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

competitors for talent; the critical nature of the position and the anticipated potential future impact; the size of each executive’s base salary due to the fact that we do not have a cash based bonus program; and the vested and unvested equity held by executives. On occasion, we issue options to purchase shares of Twitter stock, either in the form of incentive stock options or non-qualified stock options, to incentivize those executives who have a direct impact on our financial growth.

PRSUs.

For 2016 we started to award long-term performance-based compensation in the form of PRSUs to our executive officers (other than Mr. Dorsey who declined all compensation and Mr. Kordestani whose 2016 PRSUs were granted pursuant to his employment letter dated October 13, 2015). Subject to the terms of the 2013 Plan, the PRSUs were eligible to vest based upon our achievement of certain performance targets over a one-year performance period. The compensation committee set the performance targets for the performance period in early Q1 2016 and assessed achievement against those performance targets in February 2017. Given that this is our initial roll out of the program, we chose a one year performance period to assess the impact of the plan on performance. We intend to reassess the performance metrics and performance period in future years.

For more information relating to the granting of these RSU and PRSU awards, including the vesting schedules, see the section titled “Executive Compensation—Compensation Tables—Grants of Plan-Based Awards in Fiscal Year 2016” table below.

2016 Equity Grants.

Jack Dorsey. Mr. Dorsey declined all compensation for 2016 (including equity awards).

Anthony Noto. In recognition of Mr. Noto’s increased scope and responsibility including his leadership on our Live initiatives and subsequent promotion to COO in November 2016 and his gap to targeted TDC based on the COO role, he was granted a total of 1,258,750 RSUs and 22,500 PRSUs at target for performance year 2016. 52,500 RSUs vested quarterly over 2016, 207,500 RSUs will vest quarterly over

2017, 248,750 RSUs will vest quarterly over 2018, 425,000 RSUs will vest quarterly over 2019 and 325,000 RSUs will vest quarterly over 2020.

Omid Kordestani. Pursuant to Mr. Kordestani’s original employment letter dated October 13, 2015, we granted him 100,000 PRSUs at target for performance year 2016. Mr. Kordestani did not receive additional grants in 2016.

Vijaya Gadde. In recognition of Ms. Gadde’s increased scope and responsibility and her gap to targeted TDC based on the General Counsel role, she received a grant of 600,000 RSUs and 20,000 PRSUs at target for performance year 2016. 140,000 RSUs vested quarterly over 2016, 140,000 RSUs will vest quarterly over 2017, 200,000 RSUs will vest quarterly over 2018 and 120,000 RSUs will vest quarterly over 2019.

Adam Bain. In recognition of Mr. Bain’s promotion to COO in September 2015 and his gap to targeted TDC based on the COO role, he received a grant of 1,850,000 RSUs and 40,000 PRSUs at target for performance year 2016. 527,500 RSUs vested quarterly over 2016, 527,500 RSUs were scheduled to vest quarterly over 2017, 465,000 RSUs were scheduled to vest quarterly over 2018 and 330,000 RSUs were scheduled to vest quarterly over 2019. Mr. Bain resigned from the company on November 30, 2016 and all unvested equity was forfeited as of his date of termination, including the aforementioned grants vesting in 2017 – 2019 and PRSUs.

Adam Messinger. In recognition of Mr. Messinger’s appointment as our head of engineering, product development (other than the product teams related to monetization efforts), and design in addition to his role as Chief Technology Officer in January 2016 and his gap to targeted TDC based on the head of engineering, product development (other than the product teams related to monetization efforts), and design role, he received a grant of 1,250,000 RSUs and 25,000 PRSUs at target for performance year 2016. 360,000 RSUs vested quarterly over 2016, 360,000 RSUs were scheduled to vest quarterly over 2017, 320,000 RSUs were scheduled to vest quarterly over 2018 and 210,000 RSUs were scheduled to vest quarterly over 2019. Mr. Messinger resigned from the company on December 22, 2016 and all unvested equity was forfeited as of his date of termination, including the aforementioned grants vesting in 2017 – 2019 and PRSUs.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Performance-Based Restricted Stock Units for 2016. For fiscal 2016, the compensation committee granted PRSUs, as described above, to our executive officers that would vest based on our performance during the fiscal year compared to pre-established target levels for two equally weighted measures—GAAP revenue and Adjusted EBITDA. The compensation committee believed that these metrics and this weighting were appropriate to influence executive performance in achieving certain annual corporate performance goals that further our strategy and that are used by investors to evaluate our financial performance. The compensation committee believes that targets for performance-based equity compensation should be rigorous and challenging and therefore set the targets indicated below. No vesting of the PRSUs would occur until a minimum performance threshold was achieved and the PRSUs had a maximum vesting payout capped at 2x target outlined below.

MEASURE	WEIGHTING	TARGET (100% VESTING)	ACTUAL PERFORMANCE	ACTUAL VESTING
2016 GAAP Revenue	50%	$2,864 million	$2,530 million	0%
2016 Adjusted EBITDA	50%	$690 million	$751 million	142%

For these purposes, “2016 GAAP Revenue” is defined as our GAAP revenues, as may be adjusted for certain acquisitions. “2016 Adjusted EBITDA” is defined as net loss (income) adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expenses, provision (benefit) for income taxes and restructuring charges, but excluding recorded costs resulting from any business acquired by us (other than acquisitions with a total deal consideration as approved by the board of directors or one of its committees and set forth in a definitive agreement (not including new stock based awards granted to target’s continuing employees) of less than $50 million).

The following table sets forth the total PRSUs granted to our Named Executive Officers at target and the number of PRSUs that vested as a result of our performance against our targets in 2016:

NAMED EXECUTIVE OFFICER[1]	PRSU GRANT FOR 2016 PERFORMANCE (AT THRESHOLD)	PRSU GRANT FOR 2016 PERFORMANCE (AT TARGET)	PRSU GRANT FOR 2016 PERFORMANCE (AT MAXIMUM)	PRSU GRANT FOR 2016 PERFORMANCE (ACTUAL)
Anthony Noto	0	22,500	45,000	15,984
Omid Kordestani	0	100,000	200,000	71,040
Vijaya Gadde	0	20,000	40,000	14,208
[1]	Messrs. Bain and Messinger were awarded PRSUs with 2016 targets, but those PRSUs did not vest as Messrs. Bain and Messinger resigned prior to the date on which the compensation committee determined the performance of the company’s performance against targets.

Base Salary. The salaries of our executive team, including our Named Executive Officers, have remained below market due to the fact that until October 2013, we were a privately-held company with the potential for significant equity upside coupled with our desire to maintain internal pay equity between executive officers and other senior level individuals. Starting in 2014, our compensation committee agreed that the base salaries for our executive team, including our Named Executive Officers, should gradually increase to market competitive levels and accordingly in 2014, we raised base salaries to the lesser of 80% of market target or 150% of current base. In 2016, we made further adjustments both in recognition of certain Named Executive Officer promotions as well as to continue to close the gap on market normative levels of base pay; even with the 2016 increases, our executive officers still remain well below our compensation peers. The following table shows the base salary rates in effect for 2016 (Mr. Dorsey declined a base salary for 2016):

NAME	2016 BASE SALARY RATE ($)
Jack Dorsey	—
Omid R. Kordestani	50,000
Anthony Noto	500,000
Vijaya Gadde	500,000
Adam Bain	500,000
Adam Messinger	500,000

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Compensation Discussion and Analysis

Benefits. Twitter executives, including the Named Executive Officers, participate in the same benefits plans and programs that all other Twitter employees in the same geographies they are based. These plans include medical, dental, and vision care plans, flexible spending accounts for health and dependent care, life, accidental death and dismemberment, disability, and travel insurance, employee assistance programs, employee stock purchase plan and paid time off.

In addition, we maintain a tax qualified 401(k) retirement savings plan that contains both a pre-tax and an after-tax savings feature for the benefit of eligible U.S. employees, including our Named Executive Officers. In 2016, we implemented a discretionary employer matching contribution program by which the company will make a contribution of $.50 for every dollar an employee contributes in either the pre-tax or post-tax Roth account up to a maximum company contribution of $1,500 per year per eligible employee, including our Named Executive Officers. In order to receive the company contribution, the employee must be employed as of December 31 of the applicable plan year and have at least 6 months of continuous service. We believe that a company contribution encourages all eligible U.S. employees to contribute to long-term retirement savings. The 2016 contribution was fully vested as of the December 31 contribution date and is deductible by us.

Perquisites. Consistent with the practices of many companies in our peer group, we provide limited perquisites, mainly in the form of personal security, to several of our Named Executive Officers. We believe that the personal safety of our Named Executive Officers is paramount to Twitter and believe that the cost of the security measures are appropriate and necessary. With respect to Mr. Dorsey, we paid for the costs of security personnel. None of the security related costs constitute taxable income to our Named Executive Officers.

Other Compensation Information

Employment Arrangements. Each of our Named Executive Officers has entered into a written, at-will employment offer letter with us. For a summary of the material terms and conditions of these employment offer letters, see the section titled “Executive Compensation—Compensation Discussion and Analysis—Other Compensation Information—Executive Officer Employment Letters.”

Post-Employment Compensation. Each of our Named Executive Officers participates in our Change of Control and Involuntary Termination Protection Policy (the “Severance

Policy”), which provides standardized payments and benefits to the Named Executive Officers in the event of an termination without “cause” by Twitter or termination for “good reason” by the participant, whether or not in connection with a change of control, to make these benefits consistent among the executives who have these arrangements. Our compensation committee approves all plan participants and the level of benefit applicable to each plan participant. We believe that the change of control benefits in the Severance Policy assist to maximize stockholder value and maintain executive focus in the immediate period prior to, during and after the change of control event. The material terms of these post-employment arrangements are set forth in “Executive Compensation—Compensation Tables—Potential Payments Upon Termination or Change of Control” below.

Accounting Treatment. We recognize a non-cash charge to earnings for accounting purposes for equity awards. We expect that our compensation committee will continue to review and consider the accounting impact of equity awards in addition to considering the impact for dilution and overhang when deciding the amounts and terms of equity grants.

Deductibility of Executive Compensation. Section 162(m) may limit the amount that we may deduct from our federal income taxes for compensation paid to certain of our executive officers to one million dollars per executive officer per year, unless certain requirements are met. Code Section 162(m) provides an exception from this deduction limit for certain forms of performance-based compensation and for certain compensation paid during a transition period after our initial public offering. While they are mindful of the benefit of the full deductibility of compensation, our board of directors and compensation committee believe that we should not be constrained by the requirements of the Code Section 162(m) exception where those requirements would impair our flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our board of directors and compensation committee have not adopted a policy that would require that all compensation be deductible, though it does consider the deductibility of compensation.

Taxation of Parachute Payments and Deferred Compensation. We do not provide, and have no obligation to provide, any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of

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Compensation Discussion and Analysis

the Code. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change of control that exceed certain limits prescribed by the Code, and that the employer may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also may impose significant taxes on a service provider in the event that he or she receives deferred compensation that does not comply with the requirements of Section 409A of the Code. We have structured our compensation arrangements with the intention of complying with or otherwise being exempt from the requirements of Section 409A of the Code.

Hedging and Pledging Policies. We have established an Insider Trading Policy, which, among other things, prohibits short sales, engaging in transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities. In addition, our Named Executive Officers are prohibited from pledging any of our securities as collateral for a loan and from holding any of our securities in a margin account.

Executive Officer Employment Letters.

Jack Dorsey. We entered into an executive employment letter dated June 11, 2015 with Mr. Dorsey, our Chief Executive Officer. The letter has no specific term and provides for at- will employment. At the time Mr. Dorsey was appointed Chief Executive Officer, he declined all compensation and therefore, is not currently subject to our Severance Policy.

Omid Kordestani. We entered into an executive employment letter dated October 13, 2015 with Mr. Kordestani, our Executive Chairman. The letter has no specific term and provides for at-will employment. The letter provides that Mr. Kordestani’s base salary is initially $50,000 per year and outlines his initial grants of 800,000 non-qualified stock options and 400,000 PRSUs. The non-qualified stock options vest 25% on the first day of the month following his one-year employment anniversary and then quarterly thereafter for the remaining 12 quarters, subject to his continued employment on each vesting date. The PRSUs will have performance periods over four fiscal years beginning with our 2016 fiscal year, with performance targets to be set for each performance period in advance of the end of the applicable performance period, and, achievement determined in the first quarter following each completed fiscal year.

Mr. Kordestani’s letter also specifies his severance arrangement if he is involuntarily terminated or terminates for “good reason” either in isolation or in connection with a change of control event, as described in the section titled “Executive Compensation—Compensation Tables—Potential Payments Upon Termination or Change of Control.”

Anthony Noto. We entered into an executive employment letter dated June 30, 2014 with Anthony Noto, our Chief Operating Officer and Chief Financial Officer. The letter has no specific term and provides for at-will employment. The letter provides that Mr. Noto’s base salary was initially $250,000 (subsequently increased to $500,000) and outlines his initial grants of 1,500,000 RSUs and 500,000 non-qualified stock options, each vesting 25% on the first day of the month following his one-year employment anniversary (with 8/48th of the grant vesting as of March 1, 2015) and then quarterly thereafter for the remaining 12 quarters. Mr. Noto’s letter also specifies his severance arrangement if he is involuntarily terminated or terminates for “good reason” either in isolation or in connection with a change of control event, as described in the section titled “Executive Compensation—Compensation Tables—Potential Payments Upon Termination or Change of Control.” For Mr. Noto’s current base salary, see the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2016 Compensation Decisions—Base Salary.”

Vijaya Gadde. We entered into an executive employment letter dated October 1, 2013 with Vijaya Gadde, our General Counsel and Secretary. The letter has no specific term and provides for at-will employment. The letter supersedes all existing agreements and understandings Ms. Gadde may have concerning her employment relationship with us. The letter also provides that Ms. Gadde’s annual base salary was initially $250,000 as of the effective date of the letter (subsequently increased to $500,000). For Ms. Gadde’s current base salary, see the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2016 Compensation Decisions—Base Salary.”

Adam Bain. We entered into an executive employment letter dated August 19, 2010 with Adam Bain, our former Chief Operating Officer. The letter has no specific term and provides for at-will employment. The letter supersedes all existing agreements and understandings Mr. Bain may have concerning his employment relationship with us. The letter also provided that Mr. Bain’s annual base salary was initially $200,000 (subsequently increased to $500,000). Mr. Bain

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Compensation Discussion and Analysis

resigned from the company on November 30, 2016. Accordingly, he was not paid severance and is no longer subject to our Severance Policy.

Adam Messinger. We entered into an executive employment letter dated October 17, 2011 with Adam Messinger, our former Chief Technology Officer. The letter has no specific term and provides for at-will employment. The letter supersedes all existing agreements and understandings Mr. Messinger may have concerning his employment relationship with us. The letter also provided that Mr. Messinger’s annual base salary was initially $200,000 (subsequently increased to $500,000). Mr. Messinger resigned from the company on December 22, 2016. Accordingly, he was not paid severance and is no longer subject to our Severance Policy.

Compensation-Related Risk.

We have undertaken a risk review of our employee compensation policies and practices in which our employees (including our executive officers) participate, to determine whether these policies and practices have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten our value. In our review, we considered numerous factors and design elements that manage and mitigate risk, without diminishing the effect of the incentive nature of compensation, including, but not limited to, the following:

•	a commission-based incentive program for sales employees that only results in payout based on measurable financial or business critical metrics;

•	ownership of a large percentage of our shares and equity awards by senior management; and

•	our practice of awarding long-term equity grants upon hire to our executives in order to directly tie the executive’s expectation of compensation to their contributions to the long-term value of the company.

Based on our review, we concluded that any potential risks arising from our employee compensation policies and practices, including our executive compensation programs, are not reasonably likely to have a material adverse effect on Twitter. Our compensation committee has reviewed this assessment and agreed with management’s conclusions.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and Twitter’s Annual Report on Form 10-K for the year ended December 31, 2016.

Compensation Committee

Peter Fenton (Chair)

David Rosenblatt

Marjorie Scardino

Bret Taylor

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Compensation Tables

Compensation Tables

2016 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	OPTION AWARDS ($)(3)	STOCK AWARDS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL COMPENSATION ($)

Jack Dorsey	2016	—	—	—	—	56,551	56,551
Chief Executive Officer	2015	—	—	—	—	68,506	68,506

Anthony Noto(6)	2016	496,154	—	—	23,278,425	1,500	23,776,079
Chief Financial Officer and Chief	2015	250,000	—	—	—	151,281	401,281
Operating Officer	2014	124,038	—	9,545,000	63,075,000	24,060	72,768,098

Omid Kordestani(7)	2016	50,000	—	—	1,800,000	—	1,850,000
Executive Chairman	2015	9,615	—	12,352,000	—	—	12,361,615

Vijaya Gadde(8)	2016	498,000	—	—	9,348,000	1,500	9,847,500
General Counsel and Secretary	2015	370,000	—	—	—	1,500	371,500
	2014	283,981	—	—	7,555,950	15,157	7,855,088

Adam Bain(9)	2016	465,385	445,058	—	28,433,000	—	29,343,443
Former Chief Operating Officer

Adam Messinger(10)	2016	484,231	—	—	19,175,000	—	19,659,231
Former Chief Technology Officer

(1)	Mr. Dorsey was appointed Chief Executive Officer on July 1, 2015. At his own recommendation to the compensation committee, Mr. Dorsey elected to forego any compensation for 2016 and 2015.
(2)	Amounts disclosed in this column relate to sales incentive compensation earned under our Sales Incentive Plan for which Mr. Bain was a participant.
(3)	Amounts disclosed in this column relate to grants of options made under our 2013 Plan. With respect to each stock option grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with FASB ASC Topic 718. Grant date fair value for each stock option was determined based on assumptions as set forth in Note 12 to our audited financial statements included in our Annual Report on Form 10-K for the respective years in which the stock options were granted, and do not reflect amounts actually paid to, or realized by, our Named Executive Officers in 2016, 2015 or 2014.
(4)	Amounts disclosed in this column relate to grants of RSUs and PRSUs made under our 2013 Plan. With respect to each RSU and PRSU grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with FASB ASC Topic 718. Amounts disclosed in this column include PRSUs under the 2013 Plan at the target award level for the 2016 fiscal year performance period as described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2016 Compensation Decisions—Equity Compensation” on page 42. Amounts disclosed in this column exclude PRSUs for Messrs. Noto and Kordestani and Ms. Gadde for which performance targets have not yet been set or determined for fiscal years 2017—2019. Grant date fair value for each RSU and PRSU was determined based on assumptions as set forth in Note 12 to our audited financial statements included in our Annual Report on Form 10-K for the respective years in which the RSUs and PRSUs were granted, and do not reflect amounts actually paid to, or realized by, our Named Executive Officers in 2016, 2015 or 2014. For further information on the RSU and PRSU grants made in 2016 (including the threshold, target, maximum and actual award level), see the section titled “Executive Compensation—Compensation Tables—Grants of Plan-Based Awards in Fiscal Year 2016” table below. As of March 31, 2017, the aggregate value of the total awards granted to Messrs. Noto, Kordestani, Bain and Messinger and Ms. Gadde in the table are valued at $41,579,687, $1,495,000, $0 (due to termination), $0 (due to termination) and $11,436,750, respectively.
(5)	Amounts disclosed in this column include (i) company contributions made to our Named Executive Officers’ 401(k) account, which contribution was made to all eligible employees generally, (ii) for Mr. Noto for 2015, relocation expenses in the amount of $149,781, including $53,269 in gross-up payments in connection with non-tax advantaged relocation expenses, and (iii) for Mr. Dorsey, the cost of residential security and protective detail of $56,551 for 2016, $68,506 for 2015 and for Mr. Noto, $22,560 for 2014. Due to the nature of our business, we believe that ensuring the personal safety of all of our employees, including our executive team, is paramount and necessary to our continued success. We do not consider any security costs to be personal benefits, however, the disclosure regulations require us to report such incremental costs as “All Other Compensation” above.
(6)	Mr. Noto was hired on June 30, 2014 and appointed as our Chief Financial Officer on August 12, 2014 and our Chief Operating Officer on November 9, 2016. Mr. Noto was also awarded PRSUs for fiscal years 2017—2019, which are not reflected in this table due to fact that the grant date fair value of the award has not been established because the performance targets have not yet been set or determined.

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Compensation Tables

(7)	Mr. Kordestani was appointed as our Executive Chairman on October 13, 2015. Mr. Kordestani was awarded PRSUs as part of his new-hire compensation package for fiscal years 2017—2019, which are not reflected in this table due to fact that the grant date fair value of the award has not been established because the performance targets have not yet been set or determined.
(8)	Ms. Gadde was also awarded PRSUs for fiscal years 2017—2019, which are not reflected in this table due to fact that the grant date fair value of the award has not been established because the performance targets have not yet been set or determined.
(9)	Mr. Bain resigned as Chief Operating Officer on November 30, 2016 and all outstanding unvested equity awards as of his date of resignation were cancelled, including the unvested portion of the outstanding award value shown in the table above.
(10)	Mr. Messinger resigned as Chief Technology Officer on December 22, 2016 and all outstanding unvested equity awards as of his date of resignation were cancelled, including the unvested portion of the outstanding award value shown in the table above.

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Compensation Tables

Grants of Plan-Based Awards in Fiscal Year 2016

The following table sets forth information regarding grants of plan-based equity awards made to our Named Executive Officers during fiscal year 2016. We did not grant any plan-based cash awards or stock options to our Named Executive Officers during fiscal year 2016.

NAME	GRANT DATE		ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($) (1)
			THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Jack Dorsey	—		—	—	—	—	—
Anthony Noto	4/7/2016	(2)	0	22,500	45,000		382,050
	4/7/2016	(3)				318,750	5,412,375
	11/21/2016	(3)				940,000	17,484,000
Omid Kordestani	2/24/2016	(2)	0	100,000	200,000		1,800,000
Vijaya Gadde	2/10/2016	(3)				600,000	8,988,000
	2/24/2016	(2)	0	20,000	40,000		360,000
Adam Bain	2/10/2016	(3)				1,850,000	27,713,000
	2/24/2016	(2)	0	40,000	80,000		720,000
Adam Messinger	2/10/2016	(3)				1,250,000	18,725,000
	2/24/2016	(2)	0	25,000	50,000		450,000

(1)	Reflects grant date fair value of RSUs and PRSUs computed in accordance with FASB ASC Topic 718. Assumptions underlying the valuations are set forth in footnote 3 and 4 to the Summary Compensation Table above. These amounts do not correspond to the actual value that may be realized by the Named Executive Officers.
(2)	Reflects the award of PRSUs at the threshold, target and maximum award levels for the 2016 fiscal year performance period in recognition of increased scope and responsibilities, promotions and/or gap to targeted TDC for such Named Executive Officers as described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2016 Compensation Decisions—Equity Compensation” on page 42. Further information on the threshold, target, maximum, and actual award level achievement of these PRSUs awards as well as descriptions of the performance metrics for these PRSU awards is further described in such section. Excludes PRSUs for Messrs. Noto and Kordestani and Ms. Gadde for which performance targets have not yet been set or determined for fiscal years 2017—2019.
(3)	Reflects the award of RSUs in recognition of increased scope and responsibilities, promotions and/or gap to targeted TDC for such Named Executive Officers as described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2016 Compensation Decisions—Equity Compensation” on page 42.

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Compensation Tables

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table lists all outstanding equity awards held by our Named Executive Officers as of December 31, 2016. These equity amounts have been adjusted, as applicable, to reflect, (i) a three-for-one forward stock split completed in May 2010 and (ii) a two-for-one forward stock split completed in May 2011. See the section titled “Executive Compensation—Compensation Tables—Potential Payments Upon Termination or Change of Control” for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

			OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE (1)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($) (2)	OPTION EXPIRATION DATE	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($) (3)(4)
Jack Dorsey	5/11/2011	(5)	2,000,000	—	3.115	05/10/2021	—	—
Anthony Noto	7/1/2014	(6)	281,250	218,750	42.05	06/30/2024	—	—
	7/1/2014	(7)	—	—	—	—	656,250	10,696,875
	4/7/2016	(8)	—	—	—	—	266,250	4,339,875
	11/21/2016	(9)	—	—	—	—	940,000	15,322,000
Omid Kordestani	10/29/2015	(10)	200,000	600,000	29.06	10/29/2025	—	—
Vijaya Gadde	3/8/2013	(11)	—	—	—	—	4,063	66,227
	8/9/2013	(12)	—	—	—	—	60,750	990,225
	10/23/2013	(13)	—	—	—	—	83,438	1,360,039
	9/12/2014	(14)	—	—	—	—	145,000	2,363,500
	2/10/2016	(15)	—	—	—	—	460,000	7,498,000
Adam Bain	9/24/2010	(16)	1,664,025	—	0.845	5/31/2017	—	—
	11/23/2010	(17)	373,000	—	1.83	5/31/2017	—	—
	4/12/2012	(18)	217,526	—	14.42	5/31/2017	—	—
Adam Messinger	4/12/2012	(19)	18,188	—	14.42	3/22/2017	—	—

(1)	Each of the outstanding equity awards was granted pursuant to our 2007 Plan or 2013 Plan.
(2)	The exercise price for stock options granted was the fair market value of a share of common stock on the date of grant.
(3)	This column represents the fair market value of the shares of our common stock underlying the RSUs and PRSUs as of December 31, 2016, based on the closing price of our common stock, as reported on the NYSE, of $16.30 per share on December 30, 2016.
(4)	Excludes PRSUs for the 2016 fiscal year performance period as described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2016 Compensation Decisions—Equity Compensation” on page 42. Excludes PRSUs for Messrs. Noto and Kordestani and Ms. Gadde for which performance targets have not yet been set or determined for fiscal years 2017—2019.
(5)	All of the shares of common stock subject to this option were fully vested as of May 9, 2015. 25% of the shares of our common stock subject to this option vested on May 9, 2012, and the balance vested in 36 successive equal monthly installments.
(6)	16.67% of the shares of our common stock subject to this option vested on March 1, 2015, 8.33% of the shares of our common stock subject to this option vested on July 1, 2015, and the balance vests in twelve equal quarterly installments beginning on October 1, 2015, subject to continued service through each such vesting date.
(7)	16.67% of the shares of our common stock underlying the RSUs vested on March 1, 2015, 8.33% of the shares of our common stock underlying the RSUs vested on July 1, 2015, and the balance vests in twelve equal quarterly installments beginning on October 1, 2015, subject to continued service through each such vesting date.
(8)

50% of the shares of our common stock underlying 52,500 RSUs vested on May 1, 2016, and then 25% vest quarterly thereafter for the remaining two quarters; 25% of the shares of our common stock underlying 7,500 RSUs vest on February 1, 2017, and then vest quarterly

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thereafter for the remaining three quarters; 25% of the shares of our common stock underlying 33,750 RSUs vest on February 1, 2018, and then vest quarterly thereafter for the remaining three quarters; and 25% of the shares of our common stock underlying 225,000 RSUs vest on February 1, 2019, and then vest quarterly thereafter for the remaining three quarters, subject to continued service through each such vesting date.
(9)	25% of the shares of our common stock underlying 200,000 RSUs vest on February 1, 2017 and then 25% quarterly thereafter for the remaining three quarters; 25% of the shares of our common stock underlying 215,000 RSUs vest on February 1, 2018, and then 25% quarterly for the remaining three quarters; 25% of the shares of our common stock underlying 200,000 RSUs vest on February 1, 2019 and then 25% quarterly for the remaining three quarters; and 25% of the shares of our common stock underlying 325,000 RSUs vest on February 1, 2020 and then 25% quarterly for the remaining three quarters, subject to continued service through each such vesting date.
(10)	25% of the shares of our common stock underlying this option vested on November 1, 2016, and the balance vests in twelve equal quarterly installments beginning on February 1, 2017, subject to continued service through each such vesting date.
(11)	25% of the shares of our common stock underlying the RSUs vested on March 1, 2014, and the balance vests in twelve equal quarterly installments beginning on June 1, 2014, subject to continued service through each such vesting date.
(12)	20% of the shares of our common stock underlying the RSUs vested on August 1, 2014. Beginning on November 1, 2014, an additional 1/20th of the total number of shares of our common stock underlying the RSUs vested in quarterly installments, and beginning November 1, 2015, an additional 3/40th of the total number of shares of our common stock underlying the RSUs vest in quarterly installments, subject to continued service through each such vesting date.
(13)	25% of the shares of our common stock underlying the RSUs vested on September 1, 2014, and the balance vests in twelve equal quarterly installments beginning on December 1, 2014, subject to continued service through each such vesting date.
(14)	11.11% of the shares of our common stock underlying the RSUs vest in nine equal quarterly installments beginning on October 1, 2017, subject to continued service through each such vesting date.
(15)	25% of the shares of our common stock underlying 280,000 RSUs vested on May 1, 2016, and then 12.5% of the shares of our common stock underlying 280,000 RSUs vest quarterly thereafter for the remaining 6 quarters; 25% of the shares of our common stock underlying 200,000 RSUs vest on February 1, 2018, and then quarterly thereafter for the remaining 3 quarters; 25% of the shares of our common stock underlying 120,000 RSUs vest on February 1, 2019, and then quarterly thereafter for the remaining 3 quarters, subject to continued service through each such vesting date.
(16)	All of the shares of our common stock subject to this option were fully vested as of September 7, 2014. 25% of the shares of our common stock subject to this option vested on September 7, 2011, and the balance vested in 36 successive equal monthly installments. Following Mr. Bain’s resignation on November 30, 2016, the compensation committee extended the post termination exercise window for this option to May 31, 2017.
(17)	All of the shares of our common stock subject to this option were fully vested as of November 22, 2014. 25% of the shares of our common stock subject to this option vested on November 22, 2011, and the balance vested in 36 successive equal monthly installments. Following Mr. Bain’s resignation on November 30, 2016, the compensation committee extended the post termination exercise window for this option to May 31, 2017.
(18)	All of the shares of our common stock subject to this option were fully vested as of April 1, 2016. 12.5% of the shares of our common stock subject to this option vested on July 1, 2014, and the balance vested in 7 successive equal quarterly installments. Following Mr. Bain’s resignation on November 30, 2016, the compensation committee extended the post termination exercise window for this option to May 31, 2017.
(19)	All of the shares of our common stock subject to this option were fully vested as of April 1, 2016. 12.5% of the shares of our common stock subject to this option vested on July 1, 2014, and the balance vested in 7 successive equal quarterly installments.

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Compensation Tables

Option Exercises and Stock Vested in 2016

The following table sets forth the number of shares of common stock acquired during 2016 by our Named Executive Officers upon the exercise of stock options and the vesting of RSU and PRSU awards and the value realized upon such exercise or vesting.

	OPTIONS AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)(1)	VALUE REALIZED ON EXERCISE ($)(2)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(3)	VALUE REALIZED ON VESTING ($)(4)
Jack Dorsey	—	—	—	—
Anthony Noto	—	—	443,484	8,565,495
Omid Kordestani	—	—	71,040	1,157,952
Vijaya Gadde	—	—	365,521	6,111,812
Adam Bain	—	—	675,073	11,350,619
Adam Messinger	27,768	94,691	457,881	7,617,690

(1)	Reflects the aggregate number of shares of common stock underlying the stock options that were exercised in 2016.
(2)	Calculated by multiplying (i) the fair market value of common stock on the exercise date, which was determined using the closing price on the NYSE of a share of common stock on the date of exercise, or if such day is a holiday, on the immediately preceding trading day, or the disposition price if the shares are disposed of in a disqualified disposition, minus the exercise price, by (ii) the number of shares of common stock acquired upon exercise.
(3)	Reflects the aggregate number of shares of common stock underlying (i) RSU awards that vested in 2016 and (ii) PRSU awards granted in 2016 as certified for payout and distributed on February 22, 2017 as further described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2016 Compensation Decisions—Equity Compensation” on page 42. Excludes PRSUs for Messrs. Noto and Kordestani and Ms. Gadde for which performance targets have not yet been set or determined for fiscal years 2017 – 2019. Of the amount shown for Messrs. Noto, Kordestani, Bain and Messinger and Ms. Gadde, 225,614, 28,404, 344,319, 239,664 and 182,602 shares, respectively, of common stock were withheld or sold to pay taxes due in connection with the vesting.
(4)	Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on the NYSE of a share of common stock on the date of vest (until May 2014) and the date prior to the day of vesting (May 2014 after), or if such day is a holiday, on the immediately preceding trading day, by (ii) the number of shares of common stock acquired upon vesting. Of the amount shown for Messrs. Noto, Kordestani, Bain and Messinger and Ms. Gadde, $4,231,722, $694,967, $5,598,890, $3,656,799 and $3,064,050, respectively, represents net proceeds after shares withheld or sold for taxes.

Pension Benefits

Aside from our 401(k) plan, we do not maintain any pension plan or arrangement under which our Named Executive Officers are entitled to participate or receive post-retirement benefits.

Non-Qualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans or arrangements under which our Named Executive Officers are entitled to participate.

Potential Payments Upon Termination or Change of Control

All of our Named Executive Officers participate in our Severance Policy, which provides standardized payments and benefits to the Named Executive Officers in the event of an Involuntary Termination (as defined below) either in connection with a Change of Control (as defined below) or during normal course of business in order to make these benefits consistent among the executives who have these arrangements. The compensation committee approves all participants under the Severance Policy and the level of benefit applicable to each participant. In the case of a Change of Control event, we believe that these arrangements

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assist to maximize stockholder value and maintain executive focus in the immediate period prior to, during and after the Change of Control event. We do not have any requirement to make payments simply based on the occurrence of a Change of Control (“single trigger” provisions). The Severance Policy does include a “double” trigger provision meaning that both a Change of Control and termination of employment must occur for the participant to receive the benefit. The material terms of these post-employment arrangements are set forth below, but generally each of our Named Executive Officers who signs and does not revoke our standard separation agreement and release of claims, which currently includes non-solicitation, non- disparagement and confidentiality conditions in connection with an Involuntary Termination of employment would be entitled to benefits, as specified in the participation agreement between that eligible employee and Twitter, as follows: (i) a lump sum severance payment equal to 100% of such eligible employee’s annual base salary in connection with a Change of Control, and a lump sum severance payment equal to 100% of such eligible employee’s annual base salary not in connection with a Change of Control, (ii) payment for up to 12 months under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) premiums to continue health insurance coverage for such eligible employee and his or her eligible dependents that were covered under our healthcare plan in connection with a Change of Control, and 6 months of such premiums upon a qualifying employment termination not in connection with a Change of Control, and (iii) acceleration of vesting of 50% (or 100% in the case of our COO/CFO and Executive Chairman) of the shares underlying all unvested equity awards held by such eligible employee immediately prior to such Involuntary Termination in connection with a Change of Control, and at least 12.5% for all eligible employees (including Twitter’s COO/CFO and Executive Chairman) for a qualifying employment termination not in connection with a Change of Control. The compensation committee reviews the equity acceleration percentage for each participant and will adjust as and when necessary to align with peer company practices.

NAME	% OF BASE SALARY UPON TERMINATION AS A RESULT OF A CIC	% OF ACCELERATED VESTING UPON TERMINATION AS A RESULT OF A CIC	% OF BASE SALARY UPON TERMINATION NOT IN CONNECTION WITH A CIC	% OF ACCELERATED VESTING UPON TERMINATION NOT IN CONNECTION WITH A CIC
Jack Dorsey	N/A	N/A	N/A	N/A
Anthony Noto	100%	100%	100%	12.5%
Omid Kordestani	100%	100%	100%	12.5%
Vijaya Gadde	100%	50%	100%	12.5%
Adam Bain	100%	50%	100%	12.5%
Adam Messinger	100%	50%	100%	12.5%

Specific to Jack Dorsey, as he elected to take no compensation for 2016 and has no unvested equity, he is ineligible to receive any benefits under the Severance Policy.

Specific to Adam Bain, upon his termination as Chief Operating Officer on November 30, 2016, he received no additional compensation under the Severance Policy except for the pro- rata amount of base salary earned through the date of termination and therefore is not included in the termination table below.

Specific to Adam Messinger, upon his termination as Chief Technology Officer on December 22, 2016, he received no additional compensation under the Severance Policy except for the pro- rata amount of base salary earned through the date of termination and therefore is not included in the termination table below.

“Involuntary Termination” means a termination of employment by Twitter other than for Cause, death or disability or a termination of employment by the employee for Good Reason.

“Good Reason” means termination of employment within thirty (30) days following the “notice and cure period” in the next paragraph following the occurrence of one or more of the following events, without the employee’s express written consent: (a) a material adverse change in the nature or scope of the employee’s authority, powers, functions, duties, responsibilities, or reporting relationship (including ceasing

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to directly report to the chief executive officer or board of directors of a publicly traded entity, as applicable); (b) a material reduction by Twitter in the employee’s rate of annual base salary; (c) the failure of Twitter to continue any material compensation plan in which the employee is participating, unless the employee is permitted to participate in other plans providing the employee with substantially comparable compensation-related benefits, or the taking of any action by Twitter which would adversely affect the employee’s participation in or materially reduce the employee’s compensation-related benefits under any such plan; or (d) the failure of Twitter to obtain from any successor or transferee of Twitter an express written and unconditional assumption of Twitter’s obligations under the Severance Policy.

Employment may be terminated by the employee for Good Reason only if an event or circumstance set forth in the Good Reason definitions as specified in (a) through (d) above shall have occurred and the employee provides Twitter with written notice thereof within ninety (90) days after the employee has knowledge of the occurrence or existence of such event or circumstance, which notice shall specifically identify the event or circumstance that the employee believes constitutes Good Reason, Twitter fails to correct the circumstance or event so identified within thirty (30) days after the receipt of such notice, and the employee resigns after the expiration of the cure period referenced in the preceding clause.

“Cause” means (a) the unauthorized use or disclosure of Twitter’s confidential information or trade secrets, which use or disclosure causes material harm to Twitter; (b) the breach of any agreement between the employee and Twitter; (c) the failure to comply with Twitter’s written policies or rules, including its code of conduct; (d) the conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof; (e) gross negligence or willful misconduct in the performance of the employee’s duties; (f) the continuing failure to perform assigned duties after receiving written notification of the failure from the board of directors (or for eligible employees other than the Chief Executive Officer, from the Chief Executive Officer); or (g) the failure to cooperate in good faith with a governmental or internal investigation of Twitter or its directors, officers or employees, if Twitter has requested cooperation; provided, however, that “Cause” will not be deemed to exist in the event of subsections (b), (c) or (f) above unless the employee has been provided with (i) 30 days’ written notice by the board of directors or the act or omission constituting “Cause” and (ii) 30 days’ opportunity to cure such act or omission, if capable of cure.

“Change of Control” means the occurrence of any of the following events:

A. Change in Ownership of Twitter. A change in the ownership of Twitter which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of Twitter that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of Twitter; provided, however, that the acquisition of additional stock by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the stock of Twitter will not be considered a Change of Control; or

B. Change in Effective Control of Twitter. If Twitter has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of Twitter which occurs on the date that a majority of members of the board of directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election. For purposes of this clause (B), if any Person is considered to be in effective control of Twitter, the acquisition of additional control of Twitter by the same Person will not be considered a Change of Control; or

C. Change in Ownership of a Substantial Portion of Twitter’s Assets. A change in the ownership of a substantial portion of Twitter’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from Twitter that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of Twitter immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of Twitter’s assets: (i) a transfer to an entity that is controlled by Twitter’s stockholders immediately after the transfer, or (ii) a transfer of assets by Twitter to: (a) a stockholder of Twitter (immediately before the asset transfer) in exchange for or with respect to Twitter’s stock, (b) an entity, fifty percent (50%) or

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more of the total value or voting power of which is owned, directly or indirectly, by Twitter, (c) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of Twitter, or (d) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person.

Notwithstanding the foregoing, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change of control event within the meaning of Section 409A of the Code.

The table below outlines the estimated amount of payments and benefits that we would provide to our Named Executive Officers assuming that their employment was terminated as of December 31, 2016 (including in connection with a Change of Control) and the price per share of common stock was $16.30, the closing market price on December 30, 2016 (the last trading day of 2016). None of our Named Executive Officers are currently entitled to retirement benefits or additional benefits upon voluntary termination, death or disability.

The employment of the Named Executive Officers did not actually terminate on December 31, 2016, nor did Twitter incur a Change of Control on December 31, 2016. As a result, the Named Executive Officers did not receive any of the amounts shown in the table below. The actual amounts to be paid to a Named Executive Officer in connection with a termination event or a Change of Control event can only be determined at the time of such termination event.

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Compensation Tables

Each Named Executive Officer is entitled to receive amounts earned during the term of employment regardless of the manner of termination. These amounts include accrued base salary and other employee benefits to which the Named Executive Officer was entitled on the date of termination, and are not shown in the table below.

EXECUTIVE	PAYMENT ELEMENTS	INVOLUNTARY TERMINATION AS A RESULT OF A CIC ($)	INVOLUNTARY TERMINATION NOT IN CONNECTION WITH A CIC ($)	VOLUNTARY TERMINATION ($)
Jack Dorsey	Salary	—	—	—
	Stock Options	—	—	—
	PRSUs (1)	—	—	—
	RSUs	—	—	—
	Health Coverage (2)	—	—	—
	Total	—	—	—
Anthony Noto	Salary	500,000	500,000	—
	Stock Options	—	—	—
	PRSUs (1)	5,664,250	708,031	—
	RSUs	30,358,750	3,794,844	—
	Health Coverage (2)	22,509	11,255	—
	Total	36,545,509	5,014,130	—
Omid Kordestani	Salary	50,000	50,000	—
	Stock Options	—	—	—
	PRSUs (1)	6,520,000	815,000	—
	RSUs	—	—	—
	Health Coverage (2)	22,509	11,255
	Total	6,592,509	876,255	—
Vijaya Gadde	Salary	500,000	500,000	—
	Stock Options	—	—	—
	PRSUs (1)	1,956,000	489,000	—
	RSUs	6,138,996	1,534,749	—
	Health Coverage (2)	16,998	8,499	—
	Total	8,611,994	2,532,248	—
Adam Bain (3)	Salary	—	—	—
	Stock Options	—	—	—
	PRSUs(1)	—	—	—
	RSUs	—	—	—
	Health Coverage (2)	—	—	—
	Total	—	—	—
Adam Messinger (4)	Salary	—	—	—
	Stock Options	—	—	—
	PRSUs (1)	—	—	—
	RSUs	—	—	—
	Health Coverage (2)	—	—	—
	Total	—	—	—

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(1)	Represents conversion of target number of PRSUs into RSUs on a one for one basis pursuant to the terms of the Severance Policy. Includes PRSUs under the 2013 Plan at the target award level for the 2016 fiscal year performance period as described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2016 Compensation Decisions—Equity Compensation” on page 42. Includes PRSUs for Messrs. Noto and Kordestani and Ms. Gadde for which performance targets have not yet been set or determined for fiscal years 2017 – 2019 at the target award level.
(2)	Represents six months of Twitter-paid insurance coverage under COBRA in the case of an Involuntary Termination and twelve months of Twitter- paid insurance coverage in the case of an Involuntary Termination.
(3)	Mr. Bain voluntarily terminated his employment on November 30, 2016 and therefore was not employed with us as of December 31, 2016. Due to the voluntary nature of Mr. Bain’s termination, no termination benefits were received.
(4)	Mr. Messinger voluntarily terminated his employment on December 22, 2016 and therefore was not employed with us as of December 31, 2016. Due to the voluntary nature of Mr. Messinger’s termination, no termination benefits were received.

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EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2016, including our Twitter, Inc. Employee Stock Purchase Plan (the “Purchase Plan”). No warrants are outstanding under any of the foregoing plans. We refer to these plans collectively as our “Equity Compensation Plans.”

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(B) WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by security holders	55,319,218	(1)	$8.87	(2)	146,224,356	(3)
Equity compensation plans not approved by security holders (4)	1,485,093		$2.04
Total	56,804,311		$7.70		146,224,356
(1)	This amount includes the following shares that may be issued under the 2007 Equity Incentive Plan (“2007 Plan”), 2013 Plan and 2016 Equity Incentive Plan (“2016 Plan”):

•	shares that may be issued in connection with outstanding stock options; and

•	shares that may be issued in connection with stock awards.

(2)	Indicates a weighted average price for 7,238,098 outstanding options under our 2007 Plan, 2013 Plan and 2016 Plan. It does not take into account the shares of our common stock underlying RSUs and PRSUs, which have no exercise price.
(3)	As of December 31, 2016, an aggregate of 120,614,807 shares remained available for issuance under the 2013 Plan and 2016 Plan and 25,609,549 shares remained available for future issuance under the Purchase Plan. Permissible awards under the 2013 Plan and 2016 Plan include incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares. In addition, our 2013 Plan provides that on the first day of each fiscal year beginning in 2014 and ending in (and including) 2023, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 60,000,000 shares, (ii) 5% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year, or (iii) such other amount as our board of directors may determine. Our Purchase Plan provides that on the first day of each fiscal year beginning in 2014 and ending in (and including) 2033, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 11,300,000 shares, (ii) 1% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year, or (iii) such other amount as our board of directors may determine. On January 1, 2017, the number of shares available for issuance under our 2013 Plan and our Purchase Plan increased by 36,079,057 shares and 7,215,811 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.
(4)	Includes the following plans: Afterlive.tv Inc. 2010 Stock Plan, Apps and Zerts, Inc. 2013 Stock Plan, Bluefin Labs, Inc. 2008 Stock Plan, CardSpring Inc. Amended and Restated 2011 Equity Incentive Plan, Crashlytics, Inc. 2011 Stock Plan, Gnip, Inc. 2008 Incentive Plan, as amended, Magic Pony Technology Limited EMI Share Option Scheme, Magic Pony Technology Limited Individual Option Deed, MoPub Inc. 2010 Equity Incentive Plan, The Niche Project, Inc. 2014 Equity Incentive Plan, TapCommerce Inc. 2012 Stock Incentive Plan, TellApart, Inc. 2009 Stock Plan, Zipdial Mobile Solutions Private Limited Employee Stock Option Plan 2011.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock as the Record Date for:

•	each of our directors and nominees for director;

•	each of our Named Executive Officers;

•	all of our current directors and executive officers as a group; and

•	each person or group who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 729,753,976 shares of our common stock outstanding as of the Record Date. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date or issuable pursuant to RSUs and PRSUs which are subject to vesting conditions expected to occur within 60 days of the Record Date to be outstanding and to be beneficially owned by the person holding the stock option, RSU or PRSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Twitter, Inc., 1355 Market Street, Suite 900, San Francisco, California 94103. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF SHARES BENEFICIALLY OWNED
Named Executive Officers and Directors:
Jack Dorsey (1)	17,468,426	2.39%
Omid R. Kordestani (2)	464,886	*
Anthony Noto (3)	1,056,581	*
Vijaya Gadde (4)	429,749	*
Adam Bain	0	*
Adam Messinger	0	*
Debra Lee (5)	15,614	*
Bret Taylor (6)	8,293	*
Peter Fenton (7)	3,750,643	*
Martha Lane Fox (8)	15,614	*
Hugh Johnston (9)	21,165	*
Marjorie Scardino (10)	29,966	*
David Rosenblatt (11)	343,236	*
Evan Williams (12)	43,675,288	5.98%
All executive officers and directors as a group (12 persons) (13)	67,279,461	9.18%
Other 5% Stockholders:
The Vanguard Group (14)	44,177,825	6.05%

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)	Consists of (i) 13,130,899 shares held of record by the Jack Dorsey Revocable Trust dated December 8, 2010, for which Mr. Dorsey serves as trustee, (ii) 2,337,527 shares held of record by the Jack Dorsey 2010 Remainder Trust, for which Mr. Dorsey serves as trustee and (iii) 2,000,000 shares issuable pursuant to outstanding stock options which are exercisable within 60 days of the Record Date.
(2)	Consists of (i) 164,886 shares held of record by Mr. Kordestani and (ii) 300,000 shares issuable pursuant to outstanding stock options which are exercisable within 60 days of the Record Date, all of which are fully vested.
(3)	Consists of (i) 567,206 shares held of record by Mr. Noto (of which 40,380 shares are held jointly with Mr. Noto’s spouse), (ii) 343,750 shares issuable pursuant to outstanding stock options which are exercisable within 60 days of the Record Date, all of which are fully vested and (iii) 145,625 shares issuable upon vesting of RSUs within 60 days of the Record Date.
(4)	Consists of (i) 374,499 shares held of record by Ms. Gadde and (ii) 55,250 shares issuable upon vesting of RSUs within 60 days of the Record Date.
(5)	Consists of (i) 11,710 shares held of record by Ms. Lee and (ii) 3,904 shares issuable upon vesting of RSUs within 60 days of the Record Date.
(6)	Consists of (i) 5,529 shares held of record by Mr. Taylor and (ii) 2,764 shares issuable upon vesting of RSUs within 60 days of the Record Date.
(7)	Consists of (i) 31,202 shares held of record by Mr. Fenton, (ii) 1,196,318 shares held of record by the Fenton Family Trust, for which Mr. Fenton and his spouse serve as trustees, (iii) 2,517,831 shares held of record by Benchmark Capital Partners VI, L.P. (“BCP VI”) and (iv) 5,292 shares issuable upon vesting of RSUs within 60 days of the Record Date. Mr. Fenton is the general partner of BCP VI, and may be deemed to hold voting and dispositive power over the shares held of record by BCP VI.
(8)	Consists of (i) 11,710 shares held of record by Ms. Lane Fox and (ii) 3,904 shares issuable upon vesting of RSUs within 60 days of the Record Date.
(9)	Consists of (i) 15,873 shares held of record by Mr. Johnston and (ii) 5,292 shares issuable upon vesting of RSUs within 60 days of the Record Date.
(10)	Consists of (i) 26,062 shares held of record by Ms. Scardino and (ii) 3,904 shares issuable upon vesting of RSUs within 60 days of the Record Date.
(11)	Consists of (i) 39,332 shares held of record by Mr. Rosenblatt, (ii) 300,000 shares issuable pursuant to outstanding stock options which are exercisable within 60 days of the Record Date, all of which are fully vested and (iii) 3,904 shares issuable upon vesting of RSUs within 60 days of the Record Date.
(12)	Consists of (i) 2,720,602 shares held of record by Mr. Williams, (ii) 34,959,581 shares held of record by Obvious, LLC, for which Mr. Williams serves as the sole member, (iii) 472,812 shares held of record by the Green Monster Trust dated November 7, 2012, for which the Goldman Sachs Trust Company serves as trustee, (iv) 19,314 shares held of record by Mr. Williams’ spouse, (v) 506,720 shares held of record by The Family Trust under the Williams 2010 Qualified Annuity Trust 1 dated August 31, 2010, for which Mr. Williams’ spouse serves as trustee and (vi) 4,996,259 shares held of record by the Article IV Family Trust Under Williams 2010 Qualified Annuity Trust 5, for which Mr. Williams’ spouse and the Goldman Sachs Trust Company serve as co-trustees.
(13)	Consists of (i) 64,105,872 shares held of record by our current directors and executive officers, (ii) 2,943,750 shares issuable pursuant to outstanding stock options which are exercisable within 60 days of the Record Date, all of which are fully vested and (iii) 229,839 shares issuable upon vesting of RSUs within 60 days of the Record Date.
(14)	According to the information reported by The Vanguard Group (“Vanguard”) on a Schedule 13G filed with the SEC on February 13, 2017, Vanguard beneficially owns an aggregate of 44,177,825 shares, which consists of (i) 484,837 shares as to which Vanguard has sole voting power, (ii) 93,475 shares as to which Vanguard has shared voting power, (iii) 43,600,013 shares as to which Vanguard has sole dispositive power and (iv) 577,812 shares as to which Vanguard has shared dispositive power.

TWITTER, INC. / 2017 Proxy Statement	61

RELATED PERSON TRANSACTIONS

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

The sister of Vijaya Gadde, our General Counsel and Secretary, is employed by us as Manager, Strategic Publisher Management. Her annual salary and other cash compensation is approximately $185,000, and she receives benefits consistent with other employees serving in the same capacity. In addition, she received a grant of 5,530 RSUs during the year ended December 31, 2016.

Other than as described above, since January 1, 2016, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related person where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Policies and Procedures for Related Person Transactions

Our audit committee has the primary responsibility for reviewing and approving or ratifying related person transactions. We have a formal written policy providing that a related person transaction is any transaction between us and an executive officer, director, nominee for director, beneficial owner of more than 5% of any class of our capital stock, or any member of the immediate family of any of the foregoing persons, in which such party has a direct or indirect material interest and the aggregate amount involved exceeds $120,000. In reviewing any related person transaction, our audit committee is to consider the relevant facts and circumstances available to our audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related person’s interest in the transaction. Our audit committee has determined that certain transactions will be deemed to be pre-approved by our audit committee, including certain executive officer and director compensation, transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed the greater of $200,000 or 2% of the company’s total revenues, transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally. If advance approval of a transaction is not feasible, the chair of our audit committee may approve the transaction and the transaction may be ratified by our audit committee in accordance with our formal written policy.

62	TWITTER, INC. / 2017 Proxy Statement

OTHER MATTERS

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal ended December 31, 2016, all

Section 16(a) filing requirements were satisfied on a timely basis, except with respect to the following failures to timely file (i) a Form 4 for Robert Kaiden (filed with the SEC on June 8, 2016), (ii) a Form 4/A for Adam Bain (filed with the SEC on November 4, 2016) to report a previously omitted sale and (iii) a Form 4/A for Vijaya Gadde (filed with the SEC on November 4, 2016) to report a previously omitted sale.

Fiscal Year 2016 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2016 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at

http://investor.twitterinc.com and are available from the SEC at its website at http://www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Twitter, Inc., Attention: Investor Relations, 1355 Market Street, Suite 900, San Francisco, California 94103.

*        *         *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

San Francisco, California

April 7, 2017

TWITTER, INC. / 2017 Proxy Statement	63

TWITTER, INC.

Annual Meeting of Stockholders

May 22, 2017 at 10:00 AM PDT

This Proxy is solicited on behalf of the Board of Directors of Twitter, Inc.

The stockholder(s) hereby appoint(s) Jack Dorsey, Anthony Noto and Vijaya Gadde, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TWITTER, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM PDT on May 22, 2017, at Twitter, Inc.’s San Francisco offices located at 1355 Market Street, San Francisco, California 94103 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at

http://www.viewproxy.com/Twitter/2017

The Board of Directors recommends you vote FOR the following nominees for director:
1.	Election of Directors
	Nominees:	FOR	AGAINST	ABSTAIN
	01 Omid R. Kordestani	☐	☐	☐
	02 Marjorie Scardino	☐	☐	☐
	03 Bret Taylor	☐	☐	☐

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)

☐	Change of Address — Please print new address below

Please mark your votes like this ☒
The Board of Directors recommends you vote FOR the following proposal:
		FOR	AGAINST	ABSTAIN

2.	To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

4.	A stockholder proposal regarding a report on users owning the Twitter platform.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof.
I plan to attend the meeting ☐
Date:

Signature

Signature (if held jointly)
NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

CONTROL NUMBER

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Shares on the Internet:	Vote Your Shares by Phone: Call 1 (866) 804-9616	Vote Your Shares by Mail:
Go to www.AALvote.com/TWTR Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your shares. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.